                                   EXHIBIT 4.3

              DOWNEY SAVINGS AND LOAN ASSOCIATION, F.A. EMPLOYEES'
                          RETIREMENT AND SAVINGS PLAN

                    DOWNEY SAVINGS AND LOAN ASSOCIATION, F.A.

                     EMPLOYEES' RETIREMENT AND SAVINGS PLAN



                           JANUARY 1, 1997 RESTATEMENT
                                 TO INCORPORATE
           FIRST AMENDMENT TO AUGUST 1, 1993 AMENDMENT AND RESTATEMENT

                                TABLE OF CONTENTS

                                                                            Page



ARTICLE I.....................................................................1

GENERAL  1

         1.1      Plan Name and Purpose.......................................1

ARTICLE II....................................................................2

DEFINITIONS...................................................................2

         2.1      Accounts....................................................2

         2.2      Administration Committee....................................2

         2.3      Affiliated Company..........................................2

         2.4      Beneficiary.................................................3

         2.5      Board of Directors..........................................3

         2.6      Break in Service............................................3

         2.7      Code........................................................4

         2.8      Company.....................................................4

         2.9      Company Stock...............................................4

         2.10     Compensation................................................4

         2.11     Computation Period..........................................6

         2.12     Disability..................................................6

         2.13     Distributable Benefit.......................................6

         2.14     Effective Date..............................................6

         2.15     Eligible Employee...........................................7

         2.16     Employee....................................................7

         2.17     Employer....................................................7

         2.18     Employer Annual Contributions................................8

         2.19     Employment Commencement Date.................................8

         2.20     Entry Date...................................................8

         2.21     ERISA........................................................8

         2.22     Forfeiture Account...........................................8

         2.23     Hardship.....................................................9

         2.24     Highly Compensated Employee..................................9

         2.25     Hour of Service.............................................10

         2.26     Investment Fund.............................................11

         2.27     Investment Manager..........................................11

         2.28     Leave of Absence............................................12

         2.29     Matching Contributions......................................12

         2.30     Maternity or Paternity Absence..............................12

         2.31     Normal Retirement Age.......................................12

         2.32     Participant and Active Participant..........................12

         2.33     Plan........................................................13

         2.34     Plan Administrator..........................................13

         2.35     Plan Year...................................................13

         2.36     Pre-Tax Contributions.......................................13

         2.37     Severance...................................................13

         2.38     Severance Date..............................................13

         2.39     Spouse......................................................14

         2.40     Trust and Trust Fund........................................14

         2.41     Trust Agreement.............................................14

         2.42     Trustee.....................................................14

         2.43     Valuation Date..............................................14

         2.44     Vested Interest.............................................14

         2.45     Year of Eligibility Service.................................14

         2.46     Year of Vesting Service.....................................15

ARTICLE III...................................................................18

ELIGIBILITY AND PARTICIPATION.................................................18

         3.1      Eligibility to Participate..................................18

         3.2      Commencement of Active Participation........................18

         3.3      Change in Status............................................18

         3.4      Employee Responsibility.....................................19

         3.5      USERRA......................................................19

ARTICLE IV....................................................................20

PARTICIPANT CONTRIBUTIONS.....................................................20

         4.1      Election to Contribute......................................20

         4.2      Participant Contribution Amounts............................20

         4.3      Modification, Revocation or Termination of Contribution
                  Election....................................................21

         4.4      Limitation on Pre-Tax Contributions by Highly Compensated
                  Employees...................................................21

         4.5      Provisions for Disposition of Excess Pre-Tax Contributions
                  by Highly Compensated Employees.............................23

         4.6      Provisions for Return of Annual Pre-Tax Contributions in
                  Excess of the Deferral Limitation...........................25

         4.7      Character of Amounts Contributed as Pre-Tax Contributions...26

         4.8      Direct Rollover Contributions...............................26

         4.9      Plan-to-Plan Transfers......................................26

ARTICLE V.....................................................................27

EMPLOYER CONTRIBUTIONS........................................................27

         5.1      Determination of Employer Contributions.....................27

         5.2      Pre-Tax Contributions.......................................27

         5.3      Matching Contribution.......................................27

         5.4      Employer Annual Contributions...............................27

         5.5      Qualified Nonelective Employer Annual Contributions.........28

         5.6      Timing of Employer Contributions............................30

         5.7      Application of Forfeitures..................................30

         5.8      Requirement for Profits.....................................30

         5.9      Special Limitations on Matching Contributions...............31

         5.10     Provisions for Reduction of Excess Matching Contributions
                  by or on Behalf of Highly Compensated Employees.............33

         5.11     Forfeiture of Matching Contributions Attributable to
                  Excess Deferrals or Contributions...........................34

         5.12     Irrevocability..............................................34

ARTICLE VI....................................................................35

FUNDING  35

         6.1      In General..................................................35

ARTICLE VII...................................................................36

INVESTMENTS...................................................................36

         7.1      Investments of Contributions................................36

         7.2      Investment in Securities Issued by the Company or an
                  Affiliated Company..........................................36

         7.3      Participant Investment Designations.........................36

ARTICLE VIII..................................................................38

SPECIAL PROVISIONS CONCERNING COMPANY SECURITIES..............................38

         8.1      Securities Transactions.....................................38

         8.2      Valuation of Company Securities.............................38

         8.3      Allocation of Stock Dividends and Splits....................38

         8.4      Reinvestment of Dividends...................................39

         8.5      Voting of Company Stock.....................................39

         8.6      Certain Offers for Company Stock............................40

         8.7      Confidentiality Procedures..................................43

         8.8      Securities Law Limitation...................................43

         8.9      Certain Securities Laws Rules...............................43

ARTICLE IX....................................................................45

VESTING.......................................................................45

         9.1      Vested Interest in Pre-Tax Contributions Account............45

         9.2      Determination of Vested Interest in Matching Contributions
                  Account  and  Employer Contribution Account.................45

         9.3      Amendment of Vesting Schedule...............................46

ARTICLE X.....................................................................47

PAYMENT OF PLAN BENEFITS......................................................47

         10.1     Distribution Upon Retirement................................47

         10.2     Distribution Upon Death Prior to Payment of Benefits........47

         10.3     Distribution upon Disability................................48

         10.4     Severance Prior to Normal Retirement Age....................48

         10.5     Form and Manner of Payment of Distributable Benefit.........49

         10.6     Election for Direct Rollover to Eligible Retirement Plan....51

         10.7     Forfeitures; Restoration....................................52

         10.8     Loans.......................................................53

         10.9     Designation of Beneficiary..................................54

         10.10    Facility of Payment.........................................56

         10.11    Payee Consent...............................................56

         10.12    Additional Requirements for Distribution....................56

ARTICLE XI....................................................................57

VALUATION OF ACCOUNTS.........................................................57

         11.1     Value of Participant Accounts...............................57

ARTICLE XII...................................................................58

OPERATION AND ADMINISTRATION OF THE PLAN......................................58

         12.1     Plan Administration.........................................58

         12.2     Administration Committee Powers.............................58

         12.3     Investment Manager..........................................59

         12.4     Administration Committee Procedure..........................59

         12.5     Compensation of Administration Committee....................60

         12.6     Resignation and Removal of Members..........................60

         12.7     Appointment of Successors...................................60

         12.8     Records.....................................................60

         12.9     Reliance Upon Documents and Opinions........................61

         12.10    Requirement of Proof........................................61

         12.11    Reliance on Administration Committee Memorandum.............61

         12.12    Multiple Fiduciary Capacity.................................62

         12.13    Limitation on Liability.....................................62

         12.14    Indemnification.............................................62

         12.15    Bonding.....................................................62

         12.16    Prohibition Against Certain Actions.........................62

         12.17    Plan Expenses...............................................63

ARTICLE XIII..................................................................64

MERGER OF COMPANY; MERGER OF PLAN.............................................64

         13.1     Effect of Reorganization or Transfer of Assets..............64

         13.2     Merger Restriction..........................................64

ARTICLE XIV...................................................................65

PLAN TERMINATION AND DISCONTINUANCE OF CONTRIBUTIONS..........................65

         14.1     Plan Termination............................................65

         14.2     Discontinuance of Contributions.............................65

         14.3     Rights of Participants......................................66

         14.4     Trustee's Duties on Termination.............................66

         14.5     Partial Termination.........................................66

         14.6     Failure to Contribute.......................................67

ARTICLE XV....................................................................68

APPLICATION FOR BENEFITS......................................................68

         15.1     Application for Benefits....................................68

         15.2     Action on Application.......................................68

         15.3     Appeals.....................................................68

ARTICLE XVI...................................................................70

LIMITATIONS ON CONTRIBUTIONS..................................................70

         16.1     General Rule................................................70

         16.2     Annual Additions............................................70

         16.3     Other Defined Contribution Plans............................70

         16.4     Combined Plan Limitation (Defined Benefit Plan).............70

         16.5     Adjustments for Excess Annual Additions.....................71

         16.6     Disposition of Excess Employer Contribution Amounts.........72

         16.7     Affiliated Company..........................................72

ARTICLE XVII..................................................................73

RESTRICTION ON ALIENATION.....................................................73

         17.1     General Restrictions Against Alienation.....................73

         17.2     Nonconforming Distributions Under Court Order...............73

ARTICLE XVIII.................................................................75

PLAN AMENDMENTS...............................................................75

         18.1     Amendments..................................................75

ARTICLE XIX...................................................................76

MISCELLANEOUS.................................................................76

         19.1     No Enlargement of Employee Rights...........................76

         19.2     Mailing of Payments; Lapsed Benefits........................76

         19.3     Addresses...................................................77

         19.4     Notices and Communications..................................77

         19.5     Reporting and Disclosure....................................77

         19.6     Interpretation..............................................78

         19.7     Withholding for Taxes.......................................78

         19.8     Limitation on Company and Employer; Administration
                  Committee and Trustee Liability.............................78

         19.9     Successors and Assigns......................................78

         19.10    Counterparts................................................78

ARTICLE XX....................................................................79

TOP-HEAVY PLAN RULES..........................................................79

         20.1     Applicability...............................................79

         20.2     Definitions.................................................79

         20.3     Top-Heavy Status............................................80

         20.4     Minimum Contributions.......................................81

         20.5     Maximum Annual Addition.....................................82

         20.6     Vesting Rules...............................................83

         20.7     Non-Eligible Employees......................................83

                                    ARTICLE I


                                     GENERAL


1.1  PLAN NAME AND PURPOSE.

     The name of this Plan is the Downey Savings and Loan Association, F.A. Employees' Retirement and Savings Plan (the "Plan"). The purpose of this instrument is to restate the terms and conditions of the Plan to incorporate the First Amendment to the August 1, 1993 amendment and restatement of the Plan.

     This Plan is intended to qualify under Code Section 401(a) as a profit sharing plan and, with respect to the portion hereof intended to qualify as a qualified cash or deferred arrangement, to satisfy the requirements of Code
Section 401(k).


     1.2  EFFECTIVE DATE.

     The original effective date of this Plan is January 1, 1978. This January 1, 1997 Restatement of the Plan sets forth the provisions of the Plan as it has been amended from time to time. The effective dates of said amendments are as set forth in the various documents amending the Plan, up to and including the First Amendment to the August 1, 1993 Amendment and Restatement of the Plan.

     The provisions relating to the portion of the Plan intended to qualify as a cash or deferred arrangement under Code Section 401(k) shall apply to Compensation (as defined in Section 2.10) otherwise payable to an Active Participant on or after August 1, 1993.

     Except as expressly stated to the contrary herein, the provisions of this instrument are not intended to enlarge the rights of any Employee whose employment for an Employer and all Affiliated Companies terminated prior to January 1, 1997.

                                   ARTICLE II


                                   DEFINITIONS

     When capitalized, the following terms shall have the meanings set forth in this Article II:

2.1  ACCOUNTS.

     "Accounts" or "Participant's Accounts" shall mean the following Plan accounts maintained by the Administration Committee for each Participant:

          (a) "Pre-Tax Contributions Account" shall mean the account established and maintained for each Participant to reflect amounts held in the Trust
     Fund on behalf of such Participant which are attributable to Pre-Tax Contributions by an Employer on behalf of the Participant in accordance with Section 5.2.

          (b) "Matching Contributions Account" shall mean the account established and maintained for each Participant to reflect amounts held in the Trust Fund on behalf of such Participant which are attributable to Matching Contributions by an Employer under Section 5.3.

          (c) "Employer Annual Contributions Account" shall mean the account established and maintained for each Participant to reflect amounts held in the Trust Fund on behalf of such Participant which are attributable to any Employer Annual Contributions in accordance with Section 5.4 or 5.5.

          (d) "Rollover Account" shall mean the account established and maintained for a Participant to reflect amounts held in the Trust Fund on behalf of such Participant which are attributable to the Participant's eligible direct rollover contributions in accordance with Section 4.8.

2.2  ADMINISTRATION COMMITTEE.

     "Administration   Committee"  shall  mean  the   Administration   Committee
described in Article XII hereof.

2.3  AFFILIATED COMPANY.

     "Affiliated Company" shall mean:

          (a) with respect to an Employer, any corporation that is included in a controlled group of corporations, within the meaning of Section 414(b) of the Code, that includes such Employer,

          (b) with respect to an Employer, any trade or business that is under common control with such Employer within the meaning of Section 414(c) of the Code,

          (c) with respect to an Employer, any member of an affiliated service group, within the meaning of Section 414(m) of the Code, that includes such Employer, and

          (d) with respect to an Employer, any other entity required to be aggregated with such Employer pursuant to regulations under Section 414(o) of the Code.

2.4  BENEFICIARY.

     "Beneficiary" or "Beneficiaries" means the person or persons last designated by a Participant as set forth in Section 10.9 or, if there is no designated Beneficiary or surviving Beneficiary, the person or persons designated in Section 10.9 to receive the Distributable Benefit of a deceased Participant in such event.

2.5  BOARD OF DIRECTORS.

     "Board of Directors" shall mean the Board of Directors of Downey Savings and Loan Association, F.A. as it may from time to time be constituted, or a committee thereof, if duly authorized to act for and in place of the Board of Directors.

2.6  BREAK IN SERVICE.

     "Break in Service," for purposes of determining an Employee's Years of Vesting Service credit or Year of Eligibility Service credit, shall mean a Computation Period during which an individual completes not more than five hundred (500) Hours of Service required for such Year of Vesting Service or Eligibility Service. A Break in Service shall be sustained, or be deemed to occur, on the last day of the applicable Computation Period.

          (a) Solely for purposes of determining whether an Employee sustains a Break in Service because he is not credited with the number of Hours of Service required for a Year of Vesting Service or a Year of Eligibility Service, the provisions of Subsections (b) and (c) below shall apply to an Employee's period of Maternity or Paternity Absence.

          (b) The number of Hours of Service which shall be credited to an Employee for a period of Maternity or Paternity Absence shall be

               (i) the number which otherwise would normally have been credited to the Employee but for the absence, or

               (ii) if the Administrative Committee determines that the number described in (i) above can not be determined, eight (8) Hours of Service per day of such absence, provided, however, that the total number of hours treated as Hours of Service under this Subsection (b) shall not exceed five hundred one (501), and that these Hours of Service shall be taken into account solely for purposes of determining whether or not the Employee has incurred a Break in Service.

          (c) The Hours described in Subsection (b) above shall be credited to the Computation Period

               (i) in which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in that Computation Period solely because of such crediting, or

               (ii) in any other case, in the immediately following Computation Period.

2.7  CODE.

     "Code" shall mean the Internal Revenue Code of 1986, as in effect on the date of execution of this Plan document and as thereafter amended from time to time.

2.8  COMPANY.

     "Company" shall mean Downey Savings and Loan Association, F.A.

2.9  COMPANY STOCK.

     "Company Stock" shall mean any class of stock of the Downey Financial Corp. which both constitutes "qualifying employer securities" as defined in Section 407(d) of ERISA and "employer securities" as defined in Section 409(l) of the Code.

2.10 COMPENSATION.

     "Compensation" for purposes of this Plan shall be determined in accordance with the provisions of this Section, unless expressly provided to the contrary elsewhere in this Plan.

          (a) The term "Compensation" for purposes of determining a Participant's Pre-Tax Contributions under Article IV and Employer Contributions under Article V shall mean all compensation payable in cash or kind by the Employer subject to the limitations of Subsections (b) and
     (d) below.

          (b) The term "Compensation" for purposes of determining Participant Pre-Tax Contributions under Article IV and Employer Contributions under
     Article V shall not include any of the following amounts:

               (i) Amounts paid or payable by reason of services performed during any period in which an Employee is not an Active Participant;

               (ii) Fringe benefits, contributions by an Employer to any employee benefit plan, or benefits under any employee benefit plan; provided, however that except for "possibilities dollars" or equivalent such amounts made available to employees under the Employer's flexible benefits program, which shall be excluded from Compensation whether or not such amounts are deferred under this Plan, this paragraph (ii) shall not cause to be excluded from the definition of "Compensation" amounts that otherwise would qualify for inclusion as "Compensation" but are either (A) deferred by the Participant in accordance with the provisions of Section 4.1 and which qualify for treatment under Code Section 401(k), or (B) deducted from a Participant's remuneration under a plan which satisfies the requirements of Section 125 or 129 of the Code.

               (iii) Amounts not included in an Employee's gross income for his current taxable year pursuant to deferred compensation plans (other than amounts qualifying for treatment under Code Section 401(k) as described in (a) above);

               (iv) Amounts included in any Employee's gross income with respect to life insurance as provided by Code Section 79;

               (v) Amounts in excess of Seventy-Five Thousand Dollars ($75,000) in the case of any non-management commissioned Employee; and

               (vi) Amounts paid in property (whether or not included in an Employee's gross income) as a result of a prize or award.

               (vii) Amounts included in an Employee's gross income for his current taxable year pursuant to short-term payouts, withdrawals, payout/suspensions for unforseeable financial emergencies and withdrawal elections made pursuant to deferred compensation plans.

          (c) For purposes of Article XVI (relating to certain limitations on annual additions to or benefits from qualified plans) and Article XX of this Plan, the term "Compensation" shall mean wages as defined in Section 3401(a) for purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)). For purposes of applying the limitations of Article XVI, Compensation as defined in this Subsection (c) for a Limitation Year (as defined in Article XVI) shall be subject to the limitations of Paragraphs (i) and (ii) below.

               (i) For Limitation Years that begin after December 31, 1991 and before January 1, 1998, Compensation shall include only amounts actually paid or includible in gross income during such Limitation Year.

               (ii) For Limitation Years beginning on and after January 1, 1998, in addition to amounts taken into account under Paragraph (i) above, Compensation shall also include amounts not actually paid or includible in income that are either (A) deferred by the Participant in accordance with the provisions of Section 4.1 and which qualify for treatment under Code Section 401(k), or (B) deducted from a Participant's remuneration under a plan which satisfies the requirements of Section 125 or 129 of the Code.

     For purposes of applying the requirements of Article XX, Compensation for a Plan Year determined in accordance with this Subsection (c) shall be limited as provided in Subsection (d) below.

          (d) "Compensation" of any Employee taken into account under Article IV or V for any Plan Year that begins on or after January 1, 1989 shall not exceed the annual compensation limit in effect under Section 401(a)(17) of the Code on the January 1 coinciding with or immediately preceding the first day of such Plan Year, as provided in this Subsection.

               (i)  "Compensation"  of any  Employee  taken into  account  under
          Article IV or V for any Plan Year that begins on or after January 1, 1994 shall not exceed $150,000, as that amount is adjusted in accordance with Section 401(a)(17)(B) of the Code. For Plan Years commencing on and after January 1, 1997, the annual compensation limit in effect under Section 401(a)(17) of the Code is increased to $160,000.

               (ii)  "Compensation"  of any Employee  taken into  account  under
          Article IV or V for any Plan Year that begins on or after January 1, 1989 and before January 1, 1994, shall not exceed $200,000, as that amount is adjusted at the same time and in the same manner as under
          Section 415(d) of the Code.

               (iii) If Compensation for a period of less than twelve (12) months is taken into account for any Plan Year, then, to the extent required by regulations under Section 401(a)(17) of the Code, the otherwise applicable annual Compensation limit provided under this Subsection is reduced in the same proportion as the reduction in the twelve-month period.


2.11 COMPUTATION PERIOD.

     "Computation Period" shall mean the consecutive twelve-month period used for purposes of determining whether an Employee is to be credited with a Year of Vesting or Eligibility Service, or a Break in such Service.

          (a) For purposes of determining whether an Employee is to be credited with a Year of Eligibility Service or a Break in such Service, the initial Computation Period shall be the twelve-month period commencing on the Employee's Employment Commencement Date. Succeeding Computation Periods shall be the Plan Year, commencing with the Plan Year that includes the first anniversary of the Employee's Employment Commencement Date.

          (b) For purposes of determining whether an Employee is to be credited with a Year of Vesting Service or a Break in such Service, the Computation Period shall be the Plan Year.

2.12 DISABILITY.

     "Disability" shall mean the inability of a Participant to perform his job by reason of a medically determinable physical or mental impairment which can be expected to be permanent. The Administration Committee shall determine whether an Employee has incurred a Disability based on the certification of a medical examiner satisfactory to the Administration Committee.

2.13 DISTRIBUTABLE BENEFIT.

     "Distributable Benefit" shall mean the Vested Interest of a Participant in this Plan which is determined and distributable to the Participant in accordance with the provisions of Articles IX, X and XI.

2.14 EFFECTIVE DATE.

     The original "Effective Date" of this Plan is January 1, 1978. This January 1, 1997 Restatement of the Plan sets forth the provisions of the Plan as it has been amended from time to time. The effective dates of said amendments are as set forth in the various documents amending the Plan, up to and including the First Amendment to the August 1, 1993 Amendment and Restatement of the Plan.

2.15 ELIGIBLE EMPLOYEE.

          (a) "Eligible Employee" shall mean any individual who is employed by an Employer, except as provided in Subsection (b) below.

          (b) The term "Eligible Employee" shall not include:

               (i) Any Employee who is covered by a collective bargaining agreement to which an Employer is a party, unless the collective bargaining agreement provides for coverage under this Plan. Notwithstanding the provisions of the preceding sentence, solely for purposes of applying percentage coverage tests under Code Section 410, to the extent required by Section 410, employees covered by a collective bargaining agreement shall be deemed ineligible only if there is evidence that retirement benefits were the subject of good faith bargaining between the Employer and the collective bargaining representative, and if less than two percent of the employees of the employer who are covered pursuant to that agreement are professionals as defined in Treasury Regulations Section 1.410(b)-9(g).

               (ii) Any non-resident alien who receives no earned income (within the meaning of Code Section 911(d)(2)) from the Employer that constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3).

               (iii) Any Employee who is a "leased employee" within the meaning of Code Section 414(n).

               (iv) Any Employee  who is an Employee  within the meaning of Code
          Section 401(c)(3).

               (v) Any Employee who is employed in a division, unit, facility or class of Employee that the Employer has determined in writing not to be covered by the terms of the Plan.

2.16 EMPLOYEE.

          (a) "Employee" shall mean each person currently employed in any capacity by an Employer or Affiliated Company, any portion of whose compensation paid by an Employer or an Affiliated Company is subject to withholding of income tax and/or for whom Social Security contributions are made by an Employer or an Affiliated Company.

          (b) In addition, "Employee" shall mean a person deemed to be employed by an Employer or an Affiliated Company, pursuant to Code Section 414(n).

          (c) Although Eligible Employees are the only class of Employees eligible to participate in this Plan, the term "Employee" is used to refer to persons employed in a non-Eligible Employee capacity as well as Eligible Employee category. Thus, those provisions of this Plan that are not limited to Eligible Employees, such as those relating to certain service computation rules, apply to both Eligible and non-Eligible Employees.

2.17 EMPLOYER.

     "Employer" shall mean Downey Savings and Loan Association, F.A. and any employer that is an Affiliated Company with respect to Downey Savings and Loan Association, F.A. and which may be included within the coverage of the Plan with the written consent of the Board of Directors (but only for such period of time that such Employer's participation in this Plan and Trust continues to be approved by the Board of Directors).


2.18 EMPLOYER ANNUAL CONTRIBUTIONS.

     "Employer Annual Contributions" shall mean Employer Contributions described in Section 5.4 or Section 5.5.


2.19 EMPLOYMENT COMMENCEMENT DATE.

     "Employment Commencement Date" shall mean each of the following:

          (a) The date on which an Employee first performs an Hour of Service in any capacity for an Employer or an Affiliated Company with respect to which the Employee is compensated or is entitled to compensation by the Employer or the Affiliated Company.

          (b) In the  case of an  Employee  who  incurs a  Severance  and who is reemployed by an Employer or an Affiliated Company, the term "Employment Commencement Date" shall mean either the Employee's "Employment Commencement Date" as defined in (a) above or, if the Participant incurs a Break in Service, the first day following the Severance on which the Employee performs an Hour of Service for the Employer or an Affiliated Company with respect to which he is compensated or entitled to compensation by the Employer or Affiliated Company.


2.20 ENTRY DATE.

     "Entry Date" shall mean the first day of any payroll period coinciding with or immediate following the first day of any Plan quarter, except that for the Plan Year commencing January 1, 1993 only, "Entry Date" shall also mean August 1.


2.21 ERISA.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.


2.22 FORFEITURE ACCOUNT.

     "Forfeiture Account" shall mean an account established and maintained pursuant to Section 5.7 for purposes of holding any non-vested portion of a Participant's Account that is forfeited by the Participant in accordance with
Section 5.11 or Section 10.7.

2.23 HARDSHIP.

     "Hardship" shall mean a need created by an immediate and heavy financial need of the Participant which need cannot be met by other sources reasonably available to the Participant and shall include, but shall not be limited to, a need arising from such causes as sickness of a Participant or his family, layoff, divorce or dissolution of marriage, a need to purchase or provide primary housing or a need to provide for education of dependents.

2.24 HIGHLY COMPENSATED EMPLOYEE.

          (a) "Highly Compensated Employee" shall mean, to the extent required by regulations issued by the Secretary of the Treasury, any Employee who

               (i) was a Five Percent (5%) Owner at any time during the Plan Year or the preceding Plan Year, or

               (ii) for the preceding Plan Year,

                    (A) received Compensation (as defined in Subsection (b) below) from an Employer in excess of $80,000, as adjusted by the Secretary of the Treasury at the same time and in the same manner as under Code Section 415(d), except that the base period for such adjustment shall be the calendar quarter ending September 30, 1996, and

                    (B)  if  the  Employer   elects  the   application  of  this
               Subparagraph (B) for such preceding Plan Year, was in the top-paid group of employees for such preceding year.

          (b) Determination of a Highly Compensated Employee shall be in accordance with the following special rules:

               (i) An Employee shall be treated as a Five Percent (5%) Owner for any Plan Year if at any time during such Plan Year such Employee was a Five Percent (5%) Owner (as defined in Section 20.2).

               (ii) An Employee is in the top-paid group of Employees for any Plan Year if such Employee is in the group consisting of the top twenty percent (20%) of the Employees when ranked on the basis of Compensation (as defined below in this Subsection (b)) paid during such Plan Year. For purposes of determining the number of Employees in the top-paid group, the following Employees shall be excluded:

                    (A) Employees who have not completed six (6) months of Service,

                    (B) Employees who normally work less than 17-1/2 hours per week,

                    (C) Employees who normally work not more than six (6) months during any Plan Year,

                    (D) Employees who have not attained age 21,

                    (E) Except to the extent  provided in Treasury  Regulations,
               Employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and Employer, and

                    (F) Employees who are nonresident  aliens and who receive no earned income (within the meaning of Section 911(d)(2) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3)).

          An Employer may elect to apply Subparagraphs (A) through (D) above by substituting a shorter period of Service, smaller number of hours or months, or lower age for the period of service, number of hours or months, or (as the case may be) than as specified in such Subparagraphs.

               (iii) For purposes of this Section, the term "Compensation" means Compensation as set forth in Section 2.10(c), without regard to the limitations of Section 2.10(d); provided, however, the determination under this Paragraph (vi) shall be made without regard to Section 125, salary reduction contributions qualifying for tax-deferred treatment under Section 401(k), 408(k)(6), or Section 403(b).

               (iv) A former Employee shall be treated as a Highly Compensated Employee if:

                    (A) such  Employee was a Highly  Compensated  Employee  when such Employee incurred a Severance, or

                         (B) such Employee was a Highly Compensated  Employee at
                    any time after attaining age fifty-five (55).

               (ix) Code Sections 414(b), (c), (m), (n), and (o) shall be applied before the application of this Section 2.24.

          (c) To the extent permissible under Code Section 414(q), the Administration Committee may determine which Employees shall be categorized as Highly Compensated Employees by applying a simplified method prescribed by the Internal Revenue Service.

2.25 HOUR OF SERVICE.

               (a) "Hour of Service" of an Employee shall mean the following:

                    (i) Each hour for which the  Employee is paid by an Employer or an Affiliated Company or entitled to payment for the performance of services as an Employee. For purposes of this Section, overtime work shall be credited as straight time.

                    (ii) Each hour in or attributable to a period of time during which the Employee performs no duties (irrespective of whether he has terminated his employment) due to a vacation, holiday, illness, incapacity (including pregnancy or disability), layoff, jury duty, military duty or leave of absence for which he is so paid or so entitled to payment, whether direct or indirect. However, no such hours shall be credited to an Employee if such Employee is directly or indirectly paid or entitled to payment for such hours and if such payment or entitlement is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws or is a payment which solely reimburses the Employee for medical or medically related expenses incurred by him.

                    (iii) Each hour in or attributable to a period of time during which the Employee performs no duties due to service in the Armed Forces of the United States (other than by voluntary enlistment or commission), provided that such Employee's duties for the Employer or an Affiliated Company are resumed within ninety (90) days after release from the Armed Forces. With respect to any such unpaid absence as set forth in this Paragraph (iii), an Employee shall be deemed to complete Hours of Service at his customary work schedule prior to the commencement of such absence.

                    (iv) Each hour for which the  Employee  is  entitled to back pay, irrespective of mitigation of damages, whether awarded or agreed to by the Employer or an Affiliated Company, provided that such Employee has not previously been credited with an Hour of Service with respect to such hour under Paragraphs (i) or (ii) above.

          Notwithstanding the foregoing, no more than 501 Hours of Service shall be credited to an Employee under Subparagraphs (ii) or (iv) above on account of any single continuous period of time during which no duties are performed, and in no event shall the provisions of such paragraphs be construed to require an Employer to approve a leave or other absence nor shall the provisions of either such paragraph be construed to confer any benefit except as expressly stated therein.

          (b) Hours of Service under Paragraphs (ii) and (iv) above shall be calculated in accordance with Department of Labor Regulation 29 C.F.R. 2530.200b-2(b). Hours of Service shall be credited to the appropriate computation period according to Department of Labor Regulation
     2530.200b-2(c). However, an Employee will not be considered as being entitled to payment until the date when the Employer or the Affiliated Company would normally make payment to the Employee for such Hour of Service.

          (c) Unless expressly provided to the contrary by this Plan or by the Board of Directors, an Employee shall not be credited with Hours of Service for periods of employment with an Affiliated Company prior to the date on which an entity becomes an Affiliated Company, or part of an Affiliated Company.

2.26 INVESTMENT FUND.

     "Investment Fund" shall mean any of the separate Investment Funds established by the Administration Committee which may be made available by the Administration Committee from time to time for selection by Participants for purposes of the investment of amounts contributed to this Plan, as provided in
Article VII.

2.27 INVESTMENT MANAGER.

     "Investment Manager" means the one or more Investment Managers, if any, that are appointed pursuant to Section 12.3.

2.28 LEAVE OF ABSENCE.

     "Leave of Absence" shall mean any absence without pay authorized by the Employer under the Employer's standard personnel practices. The treatment of Leaves of Absence under this Plan shall not result in discrimination in favor of Highly Compensated Employees in violation of Code Section 401(a)(4).

2.29 MATCHING CONTRIBUTIONS.

     "Matching Contributions" shall mean Employer contributions that are made on account of Participant contributions, as provided in Section 5.3.

2.30 MATERNITY OR PATERNITY ABSENCE.

     "Maternity or Paternity Absence" shall mean an absence from work for any period
          (a) By reason of the pregnancy of the Employee,

          (b) By reason of the birth of a child of the Employee,

          (c) By reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or

          (d) For purposes of caring for the child for a period beginning immediately following the birth or placement referred to in Subsection (b) or (c) above.

     Notwithstanding the foregoing, a period of absence shall be treated as a Maternity or Paternity Absence only if the Employee claims that such absence qualifies as a Maternity or Paternity Absence and furnishes such proof and information regarding such absence as the Administration Committee reasonably requires. A Maternity or Paternity Absence shall be recognized solely for purposes of determining whether or not an Employee has incurred a Break in Service. Accordingly, such a Maternity or Paternity Absence shall not result in an accrual of Service for purposes of the benefit accrual or vesting provisions of this Plan. Further, nothing in this Plan shall be construed or interpreted to give an Employee the right to any paid or unpaid maternity or paternity leave. An Employee's rights, if any, with respect to such leave shall be governed by the Employer's standard personnel practices and policies.

2.31 NORMAL RETIREMENT AGE.

     "Normal Retirement Age" shall mean the Participant's age on his sixty-fifth
(65th) birthday.

2.32 PARTICIPANT AND ACTIVE PARTICIPANT.

          (a) "Participant" shall mean any person for whom an Account is maintained under the Plan and whose Account, representing such person's interest in the Trust Fund, has not been distributed or otherwise disposed of in accordance with applicable law.

          (b) "Active Participant" as of any applicable date shall mean an Eligible Employee who has satisfied the eligibility and participation requirements of Article III.


2.33 PLAN.

     "Plan" shall mean the Downey Savings and Loan Association, F.A. Employees' Retirement and Savings Plan as set forth herein, and as it may be amended from time to time.


2.34 PLAN ADMINISTRATOR.

     "Plan Administrator" shall mean the administrator of the Plan, within the meaning of Section 3(16)(A) of ERISA. The Plan Administrator shall be Downey Savings and Loan Association, F.A.


2.35 PLAN YEAR.

     "Plan Year" shall mean the twelve (12) month period ending on each December 31.


2.36 PRE-TAX CONTRIBUTIONS.

     "Pre-Tax Contributions" shall include those amounts contributed to the Plan as a result of a salary or wage reduction election made by the Participant in accordance with applicable provisions of the Plan, to the extent such contributions qualify for treatment as contributions made under a "qualified cash or deferred arrangement" within the meaning of Section 401(k) of the Code.


2.37 SEVERANCE.

     "Severance" shall mean the termination of an Employee's employment, in any capacity, with the Employer and Affiliated Companies, by reason of such Employee's death, resignation, dismissal or otherwise, as determined in accordance with the provisions of this Section 2.37. For the purposes of this Plan, an Employee shall be deemed to have incurred a Severance on the date on which he dies, resigns, is discharged, or his employment with the Employer and its Affiliated Companies otherwise terminates, including a failure to return to work at the end of an approved Leave of Absence, which failure shall be deemed to constitute a termination of employment as of the date he is scheduled to return.


2.38 SEVERANCE DATE.

     "Severance Date" shall, in the case of any Employee who incurs a Severance, mean the day on which such Employee is deemed to have incurred said Severance, determined in accordance with the provisions of Section 2.37.

2.39 SPOUSE.

     "Spouse" shall mean the person to whom a Participant is legally married as of the date of the payment of all or a portion of the Participant's Vested Interest in his Accounts, or in the case of a payment after the Participant's death, the person to whom the Participant is legally married as of the date of the Participant's death. To the extent required under a qualified domestic relations order, a former spouse shall be treated as a Spouse.


2.40 TRUST AND TRUST FUND.

     "Trust" or "Trust Fund" shall mean the assets of the Plan held in a trust, insurance contract or custodial account established under a Trust Agreement pursuant to Article VI.


2.41 TRUST AGREEMENT.

     "Trust Agreement" shall mean the one or more trust agreements entered into by the Company in accordance with the provisions of Article VI for the purpose of holding contributions and earnings under this Plan, and shall include any funding agreement with an insurance company or custodian treated as a Trustee under Section 401(f) of the Code.


2.42 TRUSTEE.

     "Trustee" shall mean any successor or other corporation or person or persons selected by the Board of Directors to act as a trustee of the Trust Fund under a Trust Agreement, and shall include any insurance company, bank or person treated as the holder of a qualified trust under Section 401(f) of the Code.


2.43 VALUATION DATE.

     "Valuation Date" shall mean the date as of which the Trustee shall determine the fair market value of the assets in the Trust Fund for purposes of determining the value of each Account therein. Such Valuation Date shall be each day that the New York Stock Exchange is open for business.


2.44 VESTED INTEREST.

     "Vested   Interest"  or  "Vested  Right"  shall  mean  the  interest  of  a
Participant   in  his   Accounts   which  is  at  all  times  fully  vested  and
nonforfeitable.


2.45 YEAR OF ELIGIBILITY SERVICE.

     An Employee's Year of Eligibility Service credit shall be determined in accordance with the following provisions of this Section 2.45.

          (a)  "Year  of  Eligibility  Service"  shall  mean,  for  purposes  of
     Article III of this Plan, a Computation Period during which the Employee completes at least one thousand (1,000) Hours of Service for an Employer or an Affiliated Company.

          (b) In the case of any Employee who incurs a Break in Service, upon such Employee's completion of one (1) Hour of Service following a Break in Service, his Years of Eligibility Service prior to said Break shall be taken into account under this Plan if he either had a Vested Right to benefits under this Plan immediately preceding such Break, or the number of his one-year Breaks in Service does not equal or exceed his Parity Period, as defined in Subsection (d) below.

          (c) In the case of any Employee who incurs a Break in Service and who, immediately preceding such Break, did not have any Vested Right to benefits under this Plan, if the number of his one-year Breaks in Service equals or exceeds his Parity Period, as defined in Subsection (d) below, then his Years of Eligibility Service prior to said Break in Service shall not be taken into account under this Plan. Any Years of Eligibility Service credit accrued before a Break shall be deemed not to include any Years of Eligibility Service not required to be taken into account under this Subsection (c) by reason of any prior Break in Service.

          (d) For purposes of this Section 2.45, the term Parity Period shall mean:

              (i) For Plan Years commencing on or before December 31, 1984, the Participant's Years of Eligibility Service credit accrued prior to a Severance giving rise to said Break.

               (ii) For Plan Years commencing after December 31, 1984, the greater of (A) five Years of Eligibility Service, or (B) the number of Years of Eligibility Service credited under this Section prior to the Severance giving rise to such Break.

          (e) An Employee shall be credited with Years of Eligibility Service with respect to periods of employment with an Affiliated Company, but only to the extent that such periods of employment would be so credited under the foregoing rules set forth in this Section had such Employee been employed during such period by the Employer. Notwithstanding the foregoing, unless provided by the Board of Directors, or unless otherwise expressly stated in this Plan, such an Employee shall not receive such Service credit for any period of employment with an Affiliated Company prior to such entity becoming or becoming a part of, an Affiliated Company.

          (f) Notwithstanding the foregoing, no Employees shall be credited with a Year of Eligibility Service with respect to any period of employment prior to January 1, 1977.

2.46 YEAR OF VESTING SERVICE.

     An Employee Years of Vesting Service credit shall be determined in accordance with the following provisions of this Section 2.46.
          (a) "Year of Vesting Service" shall mean a Computation Period during which the Employee completes at least one thousand (1,000) Hours of Service for an Employer or an Affiliated Company. In no instance will an Employee be credited with more than one (1) Year of Vesting Service with respect to service performed in a single Computation Period.

          (b) In the case of any Employee who incurs a Break in Service, upon such Employee's completion of one (1) Hour of Service following a Break in Service, his Years of Vesting Service prior to said Break shall be taken into account under this Plan if he either had a Vested Right to benefits under this Plan immediately preceding such Break, or the number of his one-year Breaks in Service does not equal or exceed his Parity Period, as defined in Subsection (d) below.

          (c) In the case of any Employee who incurs a Break in Service and who, immediately preceding such Break, did not have any Vested Right to benefits under this Plan, if the number of his one-year Breaks in Service equals or exceeds his Parity Period, as defined in Subsection (d) below, then his Years of Vesting Service prior to said Break in Service shall not be taken into account under this Plan. Any Years of Vesting Service credit accrued before a Break shall be deemed not to include any Years of Vesting Service not required to be taken into account under this Subsection (c) by reason of any prior Break in Service.

          (d) For purposes of this Section 2.46, the term Parity Period shall mean:

               (i) For Plan Years commencing on or before December 31, 1984, the Participant's Years of Vesting Service credit accrued prior to a Severance giving rise to said Break.

               (ii) For Plan Years commencing after December 31, 1984, the greater of (A) five Years of Vesting Service, or (B) the number of Years of Vesting Service credited under this Section prior to the Severance giving rise to such Break.

          (e) An Employee shall be credited with Years of Vesting Service with respect to periods of employment with an Affiliated Company, but only to the extent that such periods of employment would be so credited under the foregoing rules set forth in this Section had such Employee been employed during such period by the Employer. Notwithstanding the foregoing, unless provided by the Board of Directors, or unless otherwise expressly stated in this Plan, such an Employee shall not receive such Years of Vesting Service credit for any period of employment with an Affiliated Company prior to such entity becoming or becoming a part of, an Affiliated Company.

          (f) In the event of a change in the Plan Year, an Employee who is credited with a Year of Vesting Service in both the twelve (12) month period that begins on the first day of the short Plan Year and the Plan Year that immediately follows such short Plan Year, shall be credited with two (2) Years of Vesting Service.

          (g) Notwithstanding the foregoing, Years of Vesting Service prior to January 1, 1977 shall be credited only for those persons who were Employees on January 1, 1978 and such Years of Vesting Service shall be credited on an elapsed time basis since the Employee's last Employment Commencement Date prior to January 1, 1977. A Year of Service on the elapsed time basis shall mean a period of service commencing with the Employee's Employment Commencement Date and ending on the date a period of severance begins. If a period of service includes a period of separation from service of less than twelve (12) consecutive months, the period of separation shall be credited as a period of service. A period of severance begins with the earlier of
     (i) the date an

     Employee separates from service by reasons of quitting, retirement, death or discharge, or (ii) the date twelve (12) consecutive months after the date and Employee separates from service for any other reasons and ends with the date such Employee resumes employment with the Employer.

                                   ARTICLE III


                          ELIGIBILITY AND PARTICIPATION


3.1  ELIGIBILITY TO PARTICIPATE.

          (a) Any Eligible  Employee  who has  attained at least age  twenty-one
     (21) and completed at least one (1) Year of Eligibility Service shall become an Active Participant as of the Entry Date coinciding with or immediately following the date he has satisfied such requirements.

          (b) If an Employee who is not an Eligible Employee becomes an Eligible Employee, such Eligible Employee shall become an Active Participant in the Plan on an Entry Date which is the later of (i) the date he becomes an Eligible Employee, if he has satisfied the requirements under Subsection
     (a) above as of the date he becomes an Eligible Employee, or (ii) the date he satisfies the requirements of Subsection (a) above, provided he is an Eligible Employee on such date.

          (c) If an Eligible Employee ceases to be an Eligible Employee, he shall become an Active Participant in the Plan on an Entry Date which is the later of (i) the date he again becomes an Eligible Employee, if he previously satisfied the requirements of Subsection (a) above and any Year of Eligibility Service has not been disregarded under Section 1.45(b) as of such date, or (ii) the date he satisfies the requirements of Subsection
     (a) above, provided he is an Eligible Employee on such date.

3.2  COMMENCEMENT OF ACTIVE PARTICIPATION.

          (a) An Eligible Employee shall become an Active Participant as of the Entry Date determined in accordance with Section 3.1. Effective as of such Entry Date, or any subsequent Entry Date, an Active Participant may elect to contribute to the Plan in accordance with the provisions of Article IV by filing a contribution election prior to the applicable Entry Date in accordance with rules prescribed or approved by the Administration Committee.

          (b) Each Active Participant shall complete an enrollment form and such other forms as may be prescribed by the Administration Committee and may designate a Beneficiary. An Active Participant shall also designate one or more of the Investment Funds described in Article VII for the investment of contributions allocated to his Accounts, to the extent provided in
     Article VII. The Administration Committee may prescribe such rules as it deems appropriate in connection with a Participant's investment designations.


3.3  Change in Status.

     If an Active Participant is transferred from one Employer to another Employer, he shall automatically become an Active Participant under the Plan with such other Employer if he continues to be an Eligible Employee; further, he shall continue to be a Participant with respect to his Accounts at the date of transfer during the period that he is a Participant under the Plan with such Employer. If an Active Participant becomes an ineligible Employee and therefore becomes ineligible to continue to be an Active Participant because he is no longer an Eligible

Employee, he shall continue to be a Participant with respect to his Accounts at the date of his change of status during the period of his subsequent employment as an ineligible Employee.


3.4  EMPLOYEE RESPONSIBILITY.

     It shall be the responsibility of each Participant who elects to contribute to this Plan to verify that amounts of his contributions are in accordance with his election, and investment of such contributions is in accordance with his investment designation. It shall also be the responsibility of each Participant to periodically review his Beneficiary designation and any other elections under this Plan. In the case of an Eligible Employee who ceases to be an Eligible Employee and then again becomes an Eligible Employee, it shall be such Eligible Employee's responsibility to determine when he will become an Active Participant, as provided in Section 3.1, and to file any required contribution election form in accordance with Section 3.2 (any and other applicable forms) prior to any Entry Date coinciding with or following the date he becomes an Active Participant, if he wishes to contribute to the Plan.


3.5  USERRA.

     Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

                                   ARTICLE IV


                            PARTICIPANT CONTRIBUTIONS


4.1  ELECTION TO CONTRIBUTE.

          (a) Each Active Participant who desires to contribute to this Plan shall file a contribution election pursuant to Section 3.2 in which he elects to have an amount equal to a percentage of his Compensation (as defined in Section 2.10) contributed to the Plan for each payroll period that the contribution election is in effect, as provided in Section 4.2. Subject to the provisions of Section 2.10(d), each such Active Participant also may be given the right to defer all or a portion of amounts made available to such Employee under the Employer's flexible benefits program, without regard to whether such amounts are included in the definition of Compensation under Sections 2.10(a) and (b). All contributions by Active Participants shall be made as Pre-Tax Contributions.

          (b) An Active Participant's contribution election shall be effective as of the date determined in accordance with Section 3.2. Such contribution election shall remain in effect until it is modified, revoked or terminated, pursuant to Section 4.3, or until the Active Participant ceases to be an Eligible Employee. A contribution election shall be made in such form and manner as the Administration Committee shall prescribe or approve.

          (c) An Active Participant's Pre-Tax Contributions shall be made by payroll deduction and an amount equal to such Pre-Tax Contributions shall be paid by the Employer to the Trustee in accordance with Section 5.2.


4.2  PARTICIPANT CONTRIBUTION AMOUNTS.

     Participant contribution amounts shall be subject to the limitations of this Section 4.2, in addition to such other limitations as may be provided elsewhere in this Plan.

          (a) PRE-TAX CONTRIBUTIONS. The amount of an Active Participant's Pre-Tax Contributions for each payroll period for which his election to make Pre-Tax Contributions is in effect shall be in whole percentage amounts of from one percent (1%) of the Active Participant's Compensation (as defined in Section 2.10) for each such payroll period, up to fifteen percent (15%). Except as otherwise determined by the Administration Committee, such percentage limitations shall not take into account Pre-Tax Contributions to the extent that such contributions include unused "possibilities dollars," as such terms are used in the Employer's flexible benefits program.

          (b) AFTER-TAX CONTRIBUTIONS. A Participant shall not be permitted to make "after-tax" contributions.

          (c) In general, no Active Participant shall be permitted to make Pre-Tax Contributions in excess of the dollar limitation on the exclusion of elective deferrals from the Participant's gross income under
     Section 402(g) of the Code, as in effect with respect to the taxable year of the Participant (hereinafter referred to as the "Deferral Limitation"). In the event an Active Participant's Pre-Tax Contributions under this Plan, or the total amount of his elective deferrals, within the meaning of Code
     Section 402(g)(3), under all plans of the Employer and any Affiliated Company, exceed the Deferral Limitation for any reason, such excess elective deferrals, and any income allocable thereto, shall be returned to the Participant in accordance with Section 4.6.

          (d) The Administration Committee may prescribe such rules as it deems necessary or appropriate regarding an Active Participant's contributions under this Plan, including rules regarding the maximum amount that any Active Participant may contribute and the timing of a contribution election. These rules shall apply to all Eligible Employees, except to the extent that the Administration Committee prescribes special or more stringent rules applicable only to Highly Compensated Employees.


4.3  MODIFICATION, REVOCATION OR TERMINATION OF CONTRIBUTION ELECTION.

          (a) Subject to the limitations of Section 4.2, an Active Participant may modify his contribution election effective as of any Entry Date by filing  his  notice  of  such  modification  prior  to such  Entry  Date in
     accordance  with  rules  prescribed  or  approved  by  the   Administration
     Committee.

          (b) An Active Participant may revoke his contribution election effective as of the first day of any payroll period by filing his notice of such revocation before the start of such pay period in accordance with rules prescribed or approved by the Administration Committee. The minimum period of revocation shall be the remainder of the of the quarter in which such revocation becomes effective. A revocation shall remain in effect throughout that Plan Year and all subsequent Plan Years until the Participant makes a new contribution election pursuant to Section 3.2.

          (c) An Active Participant's contribution election shall automatically terminate if he ceases to be an Eligible Employee. If he again becomes an Active Participant and desires to again contribute a portion of his Compensation (as defined in Section 2.10), it shall be his responsibility to make a new contribution election pursuant to Section 3.2 in order to resume contributions; provided, however, if such individual resumes Active Participant status within an automatic restatement period as may be provided under the Company's re-employment policy, the individual's contribution election in effect before the cessation of Eligible Employee status shall be reinstated automatically and it shall be the responsibility of such individual to modify or revoke such prior contribution election if he does not wish to have such election remain in effect.

          (d) The Administration  Committee may prescribe such rules as it deems
     necessary  or  appropriate   regarding  the  modification,   revocation  or
     termination of an Active Participant's contribution election.


4.4  LIMITATION ON PRE-TAX CONTRIBUTIONS BY HIGHLY COMPENSATED EMPLOYEES.

     With respect to each Plan Year, Participant Pre-Tax Contributions under the Plan for the Plan Year shall not exceed the limitations on contributions on behalf of Highly Compensated Employees under Section 401(k) of the Code, as provided in this Section. In the event that Pre-Tax Contributions under this Plan on behalf of Highly Compensated Employees for any Plan Year exceed the limitations of this Section for any reason, such excess contributions and any income allocable thereto shall be returned to the Participant as provided in
Section 4.5.
          (a) The Pre-Tax Contributions by a Participant for a Plan Year shall satisfy the Average Deferral Percentage test set forth in (i)(A) below, or the alternative

     Average Deferral Percentage test set forth in (i)(B) below, and to the extent required by regulations under Code Section 401(m), also shall satisfy the test identified in (ii) below:

               (i) (A) The "Actual Deferral Percentage" for the current Plan Year for Eligible Employees who are Highly Compensated Employees shall not be more than the "Actual Deferral Percentage" for the preceding Plan Year of all other Eligible Employees for such preceding year, multiplied by 1.25, or

               (i) (B) The excess of the "Actual Deferral Percentage" for the current Plan Year for Eligible Employees who are Highly Compensated Employees over the "Actual Deferral Percentage" for the preceding Plan Year of all other Eligible Employees for such preceding year shall not be more than two percentage points, and the "Actual Deferral Percentage" for the current Plan Year for Highly Compensated Employees shall not be more than the "Actual Deferral Percentage" for the preceding Plan Year of all other Eligible Employees for such preceding year, multiplied by 2.00.

               (i) (C) The Employer may elect to apply Paragraphs (A) and (B) above using the Actual Deferral Percentage for the current Plan Year rather than for the preceding Plan Year for Eligible Employees who are not Highly Compensated Employees, but if such election is made it may not be changed except as provided by the Secretary of the Treasury.

               (ii) Average Contribution Percentage for Highly Compensated Employees eligible to participate in this Plan and a plan of the Company or an Affiliated Company that is subject to the limitations of
          Section 401(m) of the Code including, if applicable, this Plan, shall be reduced in accordance with Section 5.10, to the extent necessary to satisfy the requirements of Treasury Regulations Section 1.401(m)-2.
          (b) For the purposes of the limitations of this Section, the following definitions shall apply:

               (i) "Actual Deferral Percentage" means, with respect to Eligible Employees who are Highly Compensated Employees and all other Eligible Employees for a Plan Year, the average of the Deferral Percentages, calculated separately for each Eligible Employee in such group.

               (ii) "Deferral Percentage" means for any Eligible Employee the ratio of the amount of Pre-Tax Contributions under the Plan allocated to the Eligible Employee for such Plan Year to such Employee's "Compensation" (as defined below in this Subsection (b)) for such Plan Year. An Eligible Employee's Pre-Tax Contributions may be taken into account for purposes of determining his Deferral Percentage for a particular Plan Year only if such Pre-Tax Contributions are allocated to the Eligible Employee as of a date within that Plan Year. For purposes of this rule, an Eligible Employee's Pre-Tax Contributions shall be considered allocated as of a date within a Plan Year only if
          (A) the allocation is not contingent upon the Eligible Employee's participation in the Plan or performance of services on any date subsequent to that date, and (B) the Pre-Tax Contribution is actually paid to the Trust no later than the end of the twelve month period immediately following the Plan Year to which the contribution relates. In accordance with regulations issued by the Secretary of the Treasury, Employer contributions on behalf of an Active Participant that satisfy the requirements of

          401(k)(3)(D) shall also be taken into account for the purpose of determining the Deferral Percentage of such Active Participant.

               (iii) "Eligible Employee" includes any Employee directly or indirectly eligible to make Pre-Tax Contributions at any time during the Plan Year, including any otherwise Eligible Employee during a period of suspension due to a hardship withdrawal, if applicable, as prescribed by the Secretary of the Treasury in regulations under Code
          Section 401(k).

               (iv) "Compensation" means Compensation determined by the Administration Committee in accordance with the requirements of
          Section 414(s) of the Code, including, to the extent elected by the Administration Committee, amounts deducted from an Employee's wages or salary that are excludable from income under Sections 125 and 401(k) of the Code.
          (c) In the  event  that as of the last day of a Plan  Year  this  Plan satisfies the requirements of Section 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans which include arrangements under Code Section 401(k), then this Section shall be applied by determining the Actual Deferral Percentages of Eligible Employees as if all such plans were a single plan, in accordance with regulations prescribed by the Secretary of the Treasury under Section 401(k) of the Code.

          (d) For the purposes of this Section, the Deferral Percentage for any Highly Compensated Employee who is a participant under two or more Code
     Section 401(k) arrangements of the Company or an Affiliated Company shall be determined by taking into account the Highly Compensated Employee's Compensation (as defined in Subsection (b) above) under each such arrangement and contributions under each such arrangement which qualify for treatment under Code Section 401(k), in accordance with regulations prescribed by the Secretary of the Treasury under Section 401(k) of the Code.

          (e) For purposes of this Section, the amount of Pre-Tax Contributions by a Participant who is not a Highly Compensated Employee for a Plan Year shall be reduced by any Pre-Tax Contributions in excess of the Deferral Limitation which have been distributed to the Participant under
     Section 4.6, in accordance with regulations prescribed by the Secretary of the Treasury under Section 401(k) of the Code.

          (f) The determination of the Deferral Percentage of any Participant shall be made after applying the provisions of Section 16.5 relating to certain limits on Annual Additions under Section 415 of the Code.

          (g) The determination and treatment of Pre-Tax Contributions and the Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

          (h) The Administration Committee shall keep or cause to have kept such records as are necessary to demonstrate that the Plan satisfies the requirements of Code Section 401(k) and the regulations thereunder, in accordance with regulations prescribed by the Secretary of the Treasury.

4.5 PROVISIONS FOR DISPOSITION OF EXCESS PRE-TAX CONTRIBUTIONS BY HIGHLY COMPENSATED EMPLOYEES.

          (a) The Administration Committee shall determine, as soon as is reasonably possible following the close of each Plan Year, if the Actual Deferral

     Percentage test is satisfied for the Plan Year. If, pursuant to the determination by the Administration Committee, any or all of a Highly Compensated Employee's Pre-Tax Contributions must be reduced to enable the Plan to satisfy the Actual Deferral Percentage test, then any excess Pre-Tax Contributions by a Highly Compensated Employee, and any income allocable thereto shall, if administratively feasible, be distributed to the Participant not later than two and one-half (2-1/2) months following the close of the Plan Year in which such excess Pre-Tax Contributions were made, but in any event no later than the close of the first Plan Year following the Plan Year in which such excess Pre-Tax Contributions were made (after withholding any applicable income taxes due on such amounts). Recharacterization of excess Pre-Tax Contributions as Participant after-tax contributions shall not be permitted; provided, however, any portion of a Participant's excess Pre-Tax Contributions which have been pledged as security for a loan from the Plan shall be applied to reduce the outstanding amount of the loan not later than two and one-half (2-1/2) months following the close of the Plan Year in which such excess Pre-Tax Contributions were made. Any excess Pre-Tax Contributions applied to reduce a Participant's loan shall be treated as a taxable distribution of such excess in accordance with this Section 4.5.

          (b) The Administration Committee shall determine the amount of any excess Pre-Tax Contributions by Highly Compensated Employees for a Plan Year by application of the leveling method set forth in Code Section 401(k)(8)(C) under which the Pre-Tax Contributions of the Highly Compensated Employee who has the highest dollar amount of such Pre-Tax Contributions for such Plan Year is reduced by the lesser of the amount required (i) to enable the Plan to satisfy the Actual Deferral Percentage test, or (ii) to cause Pre-Tax Contributions by such Highly Compensated
     Employee to equal the Pre-Tax Contributions of the Highly Compensated Employee with the next highest dollar amount of Pre-Tax Contributions. This process shall be repeated until the Plan satisfies the Actual Deferral Percentage test.

          (c) For purposes of satisfying the Actual Deferral Percentage test, income allocable to a Participant's excess Pre-Tax Contributions, as determined under (b) above, shall be determined in accordance with any reasonable method used by the Plan for allocating income to Participant Accounts, provided such method does not discriminate in favor of Highly Compensated Employees and is consistently applied to all Participants for all corrective distributions under the Plan for a Plan Year. Under no circumstances shall the income pertaining to any Participant's excess Pre-Tax Contributions distributed to a Participant as provided above, be required to include income attributable to periods after the end of the Plan Year in which or for which the excess Pre-Tax Contributions were made.

          (d) The Administration Committee shall not be liable to any Participant (or his Beneficiary, if applicable) for any losses caused by misestimating the amount of any Pre-Tax Contributions in excess of the limitations of this Article IV and any income allocable to such excess.

          (e) To the extent required by regulations under Section 401(k) or 415 of the Code, any excess Pre-Tax Contributions with respect to a Highly Compensated Employee shall be treated as Annual Additions under Article XVI for the Plan Year for which the excess Pre-Tax Contributions were made, notwithstanding the distribution of such excess in accordance with the provisions of this Section.

4.6 PROVISIONS FOR RETURN OF ANNUAL PRE-TAX CONTRIBUTIONS IN EXCESS OF THE DEFERRAL LIMITATION.

     In the event Participant's  elective deferrals,  within the meaning of Code
Section 402(g)(3), for any calendar year exceed the Deferral Limitation, such excess elective deferrals shall be returned to the Participant as provided in this Section 4.6.

          (a) In the  event  that  due to error or  otherwise,  a  Participant's
     Pre-Tax Contributions under this Plan for any calendar year exceed the Deferral Limitation for such calendar year (without regard to elective deferrals under any other plan), the Administration Committee shall notify the Plan of the amount of the excess Pre-Tax Contributions, and such excess Pre-Tax Contributions, together with income allocable thereto, shall be distributed to the Participant on or before the first April 15 following the close of the calendar year in which such excess Pre-Tax Contributions were made.

          (b) If in any calendar year, a Participant makes Pre-Tax Contributions under this Plan and additional elective deferrals, within the meaning of Code Section 402(g)(3), under any other plan maintained by the Employer or an Affiliated Company, and the total amount of the Participant's elective deferrals under this Plan and all such other plans exceed the Deferral Limitation, the Employer and each Affiliated Company maintaining a plan under which the Participant made any elective deferrals shall notify the affected plans, and corrective distributions of the excess elective deferrals, and any income allocable thereto, shall be made from one or more such plans, to the extent determined by the Employer and each Affiliated Company. All corrective distributions of excess elective deferrals shall be made on or before the first April 15 following the close of the calendar year in which the excess elective deferrals were made.

          (c) Income on Pre-Tax Contributions in excess of the Deferral Limitation shall be calculated in accordance with 4.5(d), except that if the Plan Year is not the calendar year, calculations of allocable income shall be made with reference to income allocable for the calendar year rather than the Plan Year, and based upon the Participant's account balance as of the last day of the calendar year.

          (d) The Administration Committee shall not be liable to any Participant (or his Beneficiary, if applicable) for any losses caused by misestimating the amount of any Pre-Tax Contributions in excess of the limitations of this Article IV and any income allocable to such excess.

          (e) In the event a Participant's Pre-Tax Contributions for any calendar year exceed the Deferral Limitation solely by reason of the Participant's elective deferrals under a plan maintained by an unrelated employer, such excess Pre-Tax Contributions shall not be returned to the Participant, but shall be held in the Participant's Pre-Tax Contributions Account until distribution can be made in accordance with the provisions of this Plan.

          (f) To the extent required by regulations under Section 402(g) or 415 of the Code, Pre-Tax Contributions with respect to a Participant in excess of the Deferral Limitation shall be treated as Annual Additions under
     Article XVI for the Plan Year for which the excess Contributions were made, unless such excess is distributed to the Participant in accordance with the provisions of this Section.

4.7  CHARACTER OF AMOUNTS CONTRIBUTED AS PRE-TAX CONTRIBUTIONS.

     Unless otherwise specifically provided to the contrary elsewhere in this Plan, Pre-Tax Contributions pursuant to a Participant's contribution election described above in Section 4.1 (and which qualify for treatment under Code
Section 401(k) and are contributed to the Trust Fund pursuant to Article VI) shall be treated, for federal and state income tax purposes, as Employer contributions.


4.8  DIRECT ROLLOVER CONTRIBUTIONS.

          (a) To the extent permissible under Code Section 402(c), and in accordance with rules established by the Administration Committee, an Eligible Employee may elect to have an eligible rollover distribution from a plan that satisfies the requirements of Code Section 401(a) transferred directly from the trustee of that plan to the trustee of this Plan in the form of a direct rollover contribution.

          (b) A direct rollover contribution by an Eligible Employee shall be credited to a Rollover Account established for such Eligible Employee in accordance with rules which the Administration Committee shall prescribe from time to time. Any direct rollover contributions in accordance with this Section shall be in cash in an amount not less than one thousand dollars ($1,000).

          (c) An Eligible Employee who makes a direct rollover contribution to the Plan shall be treated as a Participant for purposes of the Plan provisions relating to loans from Accounts and provisions relating to the maintenance, valuation, investment and distribution of Accounts; provided, however, such Employee shall not be an Active Participant and eligible to contribute to the Plan prior to satisfaction of the requirements of Article III and shall not receive an allocation of Company Matching Contributions under the Plan with respect to any direct rollover contribution.


4.9  PLAN-TO-PLAN TRANSFERS.

     Except for a direct rollover contribution by an Eligible Employee in accordance with Section 4.8, no amounts held under another plan that is qualified under Code Section 401(a) may be transferred directly from the trustee of that plan to the Trustee of this Plan, except in the case of a merger with or transfer of assets from another plan qualified under Code Section 401(a) which has been approved by the Administration Committee. Any merger or transfer shall satisfy the requirements of Code Sections 401(k), 411(d)(6) and 414(l). The Administration Committee shall determine, in its sole discretion, whether a plan-to-Plan transfer pursuant to a merger or a transfer of assets would adversely affect the qualified status of the Plan.

                                    ARTICLE V


                             EMPLOYER CONTRIBUTIONS


5.1  DETERMINATION OF EMPLOYER CONTRIBUTIONS.

     Subject to the requirements and restrictions of this Article V and Articles IV and XVI, and subject also to the amendment or termination of the Plan or the suspension or discontinuance of contributions as provided herein, Employer contributions to the Plan shall be determined in accordance with this
Article V.


5.2  PRE-TAX CONTRIBUTIONS.

     The Employer shall make a Pre-Tax Contribution on behalf of each Active Participant who is an Eligible Employee of such Employer in an amount equal to the amount of the Pre-Tax Contribution elected by the Active Participant in accordance with Article IV, provided such Pre-Tax Contribution qualifies for tax treatment under Code Section 401(k). A Pre-Tax Contribution on behalf of an Active Participant for a payroll period shall be paid to the Trustee and allocated to the Active Participant's Pre-Tax Contribution Account as soon as administratively practicable following the last day of such payroll period, but in no event later than the fifteenth business day of the month following the month in which the contributions were withheld or received by the Employer, unless a greater period is permitted by law.


5.3  MATCHING CONTRIBUTION.

          (a) As of the last day of each Plan quarter, the Employer shall make a Matching Contribution on behalf of each "Eligible Participant," as defined in Subsection (c) below, who is an Eligible Employee of such Employer. A Matching Contribution on behalf of an Eligible Participant under this
     Section 5.3 shall be in an amount equal to twenty-five percent (25%) of the Eligible Participant's Pre-Tax Contributions for the Plan quarter which do not exceed four percent (4%) of the Eligible Participant's Compensation (as defined in Section 2.10) for that quarter.

          (b) Any Matching Contributions for a Plan Quarter period shall be paid to the Trustee and allocated to the Eligible Participant's Matching Contributions Account as soon as administratively practicable following the last day of the Plan Quarter.

          (c) For purposes of this Section 5.3, "Eligible Participant" means for the period ending on the last day of a Plan Quarter, each Eligible Employee of the Employer who is an Active Participant on the last day of such Plan Quarter.


5.4  EMPLOYER ANNUAL CONTRIBUTIONS.

          (a) As of the last day of a Plan Year, each Employer shall make an Employer Annual Contribution for such Plan Year on behalf of each "Eligible Participant," as defined in Subsection (d) below, which shall be a percentage of the Eligible Participant's Compensation (as defined in Section 2.10) based on such Eligible

     Participants attained age of the first day of such Plan year in accordance with the schedule below:


        PERCENT OF COMPENSATION (AS DEFINED IN SECTION 2.10) CONTRIBUTED
              EACH YEAR DETERMINED BY AGE AT BEGINNING OF PLAN YEAR
              -----------------------------------------------------
                                                PERCENT OF COMPENSATION (AS
              ATTAINED AGE                        DEFINED IN SECTION 2.10)
             21 through 33                                  2.00
                   34                                       2.10
                   35                                       2.26
                   36                                       2.45
                   37                                       2.64
                   38                                       2.85
                   39                                       3.08
                   40                                       3.33
                   41                                       3.59
                   42                                       3.88
                   43                                       4.19
                   44                                       4.53
                   45                                       4.89
                   46                                       5.28
                   47                                       5.70
                   48                                       6.16
                   49                                       6.65
                   50                                       7.18
                   51                                       7.76
                   52                                       8.38
                   53                                       9.05
                   54                                       9.77
                   55                                      10.56
                   56                                      11.40
                   57                                      12.31
                   58                                      13.30
                   59                                      14.36
               60 or more                                  15.00

          (b) Any Employer Annual  Contributions in accordance with this Section
     5.4 shall be allocated to an Eligible Participant's Employer Annual Contributions Account.

          (c) For purposes of this Section 5.4, "Eligible Participant" means for the period ending on the last day of a Plan Year, each Eligible Employee of the Employer who is an Active Participant as of the last day of the Plan Year and who is credited with at least one thousand (1,000) Hours of Service during such Plan Year.


5.5  QUALIFIED NONELECTIVE EMPLOYER ANNUAL CONTRIBUTIONS.

               (a) (i) As of the last day of a Plan Year, the Company in its sole discretion may determine that each Employer shall make an Employer Annual Contribution for such Plan Year in an amount to be determined and allocated in accordance with this Section 5.5(a). Any Employer Annual Contributions under this Section 5.5(a) shall be designated as "qualified non-elective contributions," within the meaning of regulations under
          Section 401(k) of the Code. Unless the Company determines that Employer Annual Contributions shall be made for a Plan Year in accordance with this Section 5.5(a) or Subsection 5.5(b) below, no Employer Annual Contributions shall be made for such Plan Year under this Section 5.5.

               (ii) Any Employer Annual Contributions for a Plan Year in accordance with this Section 5.5(a) shall be allocated as of the last day of such Plan Year to Employer Annual Contributions Accounts of Eligible Participants, in accordance with the following rules:

                    (A) Employer Annual  Contributions  shall first be allocated to the Employer Annual Contributions Account of the Eligible Participant with the lowest Compensation (as defined in Section 2.10) for the Plan Year in an amount sufficient to cause the Deferral Percentage (as defined in Section 4.4) of the Participant to equal the maximum percentage of Compensation (as defined in Section 2.10) an Active Participant is permitted to contribute to the Plan for the Plan Year as a Pre-Tax
               Contribution, as determined under rules established by the Administration Committee in accordance with Section 4.2.

                    (B) Such Employer Annual Contributions shall then be allocated in the amount described above to the Eligible Participant with the next lowest Compensation (as defined in
               Section 2.10), and such allocations shall continue in the same manner until a sufficient amount has been allocated to the Pre-Tax Contributions Accounts of Eligible Participants to satisfy the Average Contribution Percentage test with the smallest aggregate Employer Annual Contribution.
               (iii) If,  by the  deadline  for  making  "qualified  nonelective contributions" to the Plan under Treasury Regulations Section 1.401(k)-1(b)(4)(i)(A)(2), the Company does not have sufficient data or is unable to determine exactly the smallest Employer Annual
          Contribution amount necessary to satisfy the Actual Deferral Percentage test in accordance with the provisions of Subparagraph (B) above, the Company may estimate such amount for each Employer and add a cushion sufficient to ensure that the test will be met. Under these circumstances, the Employer Annual Contributions designated as" qualified nonelective contributions" shall be allocated as provided in Subparagraphs (A) and (B) above, except that allocations under Subparagraph (B) shall continue until the aggregate estimated amount of such Employer Annual Contributions is completely allocated.

               (b) (i) As of the last day of a Plan Year, the Company in its sole discretion may determine that each Employer shall make an Employer Annual Contribution for such Plan Year in an amount to be determined and allocated in accordance with this Section 5.5(b). Any Employer Annual Contributions under this Section 5.5(b) shall be designated as "qualified non-elective contributions," within the meaning of regulations under Section 401(k) of the Code. Unless the Company determines that Employer Annual Contributions shall be made for a

          Plan Year in accordance with this Section 5.5(b) or Subsection 5.5(a) above, no Employer Annual Contributions shall be made for such Plan Year under this Section 5.5.

               (ii) Any Employer Annual Contributions for a Plan Year in accordance with this Section 5.5(a) shall be allocated as of the last day of such Plan Year to Employer Annual Contributions Accounts of each Eligible Participant, in the ratio that such Eligible Participant's Matching Contribution percentage bears to the Matching Contribution percentage of all Eligible Participants.

               (iii) If,  by the  deadline  for  making  "qualified  nonelective contributions" to the Plan under Treasury Regulations 1.401(k)-1(b)(4)(i)(A)(2), the Company does not have sufficient data or is unable to determine the proper amount to be allocated to each Eligible Participant, the Company may estimate such amount and add a cushion sufficient to ensure that the test will be met.

          (d) For purposes of this Section 5.5, "Eligible Participant" means any Participant who has Compensation (as defined in Section 2.10) for the Plan Year, who is not a Highly Compensated Employee, and who is eligible to receive an allocation of the Employer Annual Contribution pursuant to the provisions of Subsection (a) or (b) above, whichever is applicable.

5.6  TIMING OF EMPLOYER CONTRIBUTIONS.

     In no event shall any Employer contributions under this Article V for any Plan Year be made later than the time prescribed by law for the deduction of such contributions for purposes of the Employer's Federal income tax, as determined by the applicable provisions of the Code.

5.7  APPLICATION OF FORFEITURES.

     The non-vested portion of a Participant's Accounts that is forfeited under any provision in this Plan shall be credited to a Forfeiture Account, which shall be invested within a reasonable period of time in an interest bearing account. Amounts credited to a Forfeiture Account shall first be applied to restore amounts previously forfeited, as provided in Section 10.7(c), shall next be applied to reduce administrative expenses, to the extent determined by the Company, and shall then be applied to reduce future Employer contributions by the Employer by whom the Participant was employed as of his Severance Date, and shall not otherwise be repaid to or recovered by an Employer.

5.8  REQUIREMENT FOR PROFITS.

     Any contributions by an Employer under this Plan may be made without regard to current or accumulated profits for the Employer's tax year; provided, however, the Plan is designed to qualify as a profit sharing plan for purposes of Section 401(a), et seq. of the Code.

5.9  SPECIAL LIMITATIONS ON MATCHING CONTRIBUTIONS.

     With respect to each Plan Year, any employer matching contributions, as defined in Section 401(m) of the Code, under the Plan for the Plan Year shall not exceed the limitations on such contributions by or on behalf of Highly
Compensated Employees under Section 401(m) of the Code, as provided in this Section. In the event that Matching Contributions under this Plan by or on behalf of Highly Compensated Employees for any Plan Year exceed the limitations of this Section for any reason, such excess Matching Contributions and any income allocable thereto shall be disposed of in accordance with Section 5.10.

          (a) Matching Contributions by and on behalf of Participants for a Plan Year shall satisfy the Average Contribution Percentage test set forth in
     (i)(A) below or the alternative Average Contribution Percentage test set forth in (i)(B) below, or to the extent required by regulations under Code
     Section 401(m), shall satisfy the test identified in (ii) below.

               (i) (A) The "Average Contribution Percentage" for the current Plan Year for Eligible Employees who are Highly Compensated Employees shall not be more than the "Average Contribution Percentage" for the preceding Plan Year of all other Eligible Employees for such preceding year, multiplied by 1.25, or

               (i) (B) The excess of the "Average  Contribution  Percentage" for the current Plan Year for Eligible Employees who are Highly Compensated Employees over the "Average Contribution Percentage" for the preceding Plan Year of all other Eligible Employees for such preceding year shall not be more than two percentage points, and the "Average Contribution Percentage" for the current Plan Year for Highly Compensated Employees shall not be more than the "Average Contribution Percentage" for the preceding Plan Year of all other Eligible Employees for such preceding year, multiplied by 2.00.

               (i) (C) The Employer may elect to apply Paragraphs (A) and (B) above using the Average Contribution Percentage for the current Plan Year rather than for the preceding Plan Year for those Eligible Employees who are not Highly Compensated Employees, but if such election is made it may not be changed except as provided by the Secretary of the Treasury.

               (ii) The Average Contribution Percentage for Highly Compensated Employees eligible to participate in this Plan and a plan of the Employer or an Affiliated Company that satisfies the requirements of
          Section 401(k) of the Code, including, if applicable, this Plan, shall be reduced to the extent necessary to satisfy the requirements of Treasury Regulations Section 1.401(m)-2 or similar such rule relating to the multiple use of the alternative test described in (i)(B) above.

          (b) For purposes of this Article V, the following definitions shall apply:

               (i) "Average Contribution Percentage" means, with respect to a group of Eligible Employees for a Plan Year, the average of the Contribution Percentage, calculated separately for each Eligible Employee in such group.

               (ii) The "Contribution Percentage" means for any Eligible Employee the percentage determined by dividing the sum of Matching Contributions under the Plan on behalf of each Eligible Employee for such Plan

          Year, by such Eligible Employee's Compensation (as defined in Subsection (b) below) for such Plan Year in accordance with regulations prescribed by the Secretary of the Treasury under Code
          Section 401(m). A matching contribution shall be taken into account for a Plan Year only if it is (A) made on account of a Participant's Pre-Tax Contributions for the Plan Year; (B) allocated to the Participant's matching contributions account during that Plan Year; and (C) actually paid to the Trust no later than the end of the twelve
          (12) month period immediately following the Plan Year to which the contribution relates. To the extent determined by the Administration Committee and in accordance with regulations issued by the Secretary of the Treasury under Code Section 401(m)(3), Pre-Tax Contributions on behalf of an Eligible Employee and any qualified nonelective contributions, within the meaning of Code Section 401(m)(4)(C), on behalf of an Eligible Employee may also be taken into account for purposes of calculating the Contribution Percentage of such Eligible Employee, but shall not otherwise be taken into account. However, if matching contributions are taken into account for purposes of determining the Actual Deferral Percentage of an Eligible Employee for a Plan Year under Section 4.4 then such matching contributions shall not be taken into account under this Section.

               (iii) "Eligible Employee" means any Eligible Employee directly or indirectly eligible to contribute to the Plan and receive a matching contribution, including any otherwise Eligible Employee during a period of suspension due to a Hardship withdrawal, if applicable, in accordance with regulations prescribed by the Secretary of the Treasury under Code Section 401(k).

               (iv) "Compensation" means compensation determined by the Administration Committee in accordance with Section 414(s) of the Code, including to the extent determined by the Administration Committee, amounts deducted from an Employee's wages or salary that are not currently includible in the Employee's gross income by reason of the application of Code Section 401(k) or 125.

          (c) In the event that as of the last day of a Plan Year this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentages of Eligible Employees as if all such plans were a single plan, in accordance with regulations prescribed by the Secretary of the Treasury under Section 401(m) of the Code.

          (d) For the purposes of this Section, the Contribution Percentage for any Eligible Employee who is a Highly Compensated Employee under two or more Code Section 401(a) plans of an Employer or an Affiliated Company to the extent required by Code Section 401(m), shall be determined in a manner taking into account the participant contributions and matching contributions for such Eligible Employee under each of such plans.

          (e) The determination of the Contribution Percentage of any Participant shall be made after first applying the provisions of Section
     16.5 relating to certain limits on Annual Additions under Section 415 of the Code, then applying the provisions of Section 4.6 relating to the return of Pre-Tax Contributions in excess of the

     Deferral Limitation, then applying the provisions of Section 4.5 relating to certain limits under Section 401(k) of the Code imposed on Pre-Tax Contributions of Highly Compensated Employees and last, applying the provisions of Section 5.11 relating to the forfeiture of matching contributions attributable to excess deferrals or contributions.

          (f) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

          (g) The Administration Committee shall keep or cause to have kept such records as are necessary to demonstrate that the Plan satisfies the requirements of Code Section 401(m) and the regulations thereunder, in accordance with regulations prescribed by the Secretary of the Treasury.

5.10 PROVISIONS FOR REDUCTION OF EXCESS MATCHING CONTRIBUTIONS BY OR ON BEHALF OF HIGHLY COMPENSATED EMPLOYEES.

          (a) The Administration Committee shall determine, as soon as is reasonably possible following the close of the Plan Year, if Matching Contributions by or on behalf of Highly Compensated Employees satisfy the Average Contribution Percentage test for such Plan Year. If, pursuant to the determination by the Administration Committee, Matching Contributions by or on behalf of a Highly Compensated Employee must be reduced to enable the Plan to satisfy the Average Contribution Percentage test, then the Administration Committee shall cause matching contributions on behalf of the Highly Compensated Employee, and any income allocable thereto, to be forfeited, to the extent forfeitable under the Plan, or to be distributed to the Highly Compensated Employee, to the extent non-forfeitable under the Plan (after withholding any applicable income taxes on such amounts), within two and one-half (2-1/2) months following the close of the Plan Year for which the excess Contributions were made, but in any event no later than the end of the first Plan Year following the Plan Year for which the excess Contributions were made, notwithstanding any other provision in this Plan.

          Any amounts of excess matching contributions forfeited by Highly Compensated Employees under this Section, including any income allocable thereto, shall be credited to the Forfeiture Account and applied in accordance with Section 5.7.

          (b) The Administration Committee shall determine the amount of any excess Matching Contributions by Highly Compensated Employees for a Plan Year by application of the leveling method set forth in Code Section 401(k)(8)(C) under which the Matching Contributions of the Highly Compensated Employee who has the highest dollar amount of such Matching Contributions for such Plan Year is reduced by the lesser of the amount required (i) to enable the Plan to satisfy the Average Contribution Percentage test, or (ii) to cause Matching Contributions by such Highly Compensated Employee to equal the Matching Contributions of the Highly
     Compensated Employee with the next highest dollar amount of Matching Contributions. This process shall be repeated until the Plan satisfies the Average Contribution Percentage test.

          (c) For purposes of satisfying the Average Contribution Percentage test, income allocable to a Participant's excess Matching Contributions, as determined under (b) above, shall be determined in accordance with any reasonable method used by the Plan for allocating income to Participant Accounts, provided such method does not discriminate in favor of Highly Compensated Employees and is consistently applied to all Participants for all corrective distributions under the Plan for a Plan Year. Under no circumstances shall the income pertaining to any Participant's excess Matching Contributions distributed to a Participant as provided above, be required to include income attributable to periods after the end of the Plan Year in which or for which the excess Matching Contributions were made.

          (d) To the extent required by regulations under Section 401(m) or 415 of the Code, any Matching Contributions in excess of the limitations of
     Section 5.9 forfeited by or distributed to a Highly Compensated Employee in accordance with this Section shall be treated as an Annual Addition under
     Article XVI for the Plan Year for which the excess contribution was made, notwithstanding such forfeiture or distribution.


5.11 FORFEITURE OF MATCHING CONTRIBUTIONS ATTRIBUTABLE TO EXCESS DEFERRALS OR CONTRIBUTIONS.

     To the extent any Matching Contributions allocated to a Participant's Matching Contributions Account are attributable to excess Pre-Tax Contributions required to be distributed to the Participant in accordance with Section 4.5 or 4.6, such Matching Contributions, including any income allocable thereto, shall be forfeited, notwithstanding that such Matching Contributions may otherwise be non-forfeitable under the terms of the Plan.


5.12 IRREVOCABILITY.

     An Employer shall have no right or title to, nor interest in, the contributions made to the Trust Fund, and no part of the Trust Fund shall revert to an Employer except that on and after the Effective Date funds may be returned to the Employer as follows:

          (a) In the case of an Employer contribution which is made by a mistake of fact, that contribution (and any income allocable to such contribution) may be returned to the Employer within one (1) year after it is made.

          (b) All Employer contributions are hereby conditioned upon the Plan initially satisfying all of the requirements of Code Section 401(a) and
     Section 401(k). If the Plan does not initially qualify, at the Company's written election the Plan or any portion thereof may be revoked and any or all such contributions with respect to the portion revoked may be returned to the Employer within one year after the date of IRS denial of the initial qualification of the Plan. Upon such a revocation the affairs of the Plan and Trust shall be terminated and wound up as the Company shall direct.

          (c) All contributions to the Trust Fund are conditioned on deductibility under Code Section 404. In the event a deduction is disallowed for any such contribution such contribution shall be returned to the Employer within one (1) year of the disallowance of the deduction.

                                   ARTICLE VI


                                     FUNDING


6.1  IN GENERAL.

     The Company has entered into a Trust Agreement with a Trustee creating the Trust Fund. Such Trust Agreement provides for the administration of the Trust Fund by the Trustee. The Trust Fund shall be invested in accordance with provisions of Article VII and the Trust Agreement and shall be held in trust for the exclusive benefit of Participants or their Beneficiaries. The Company by action of the Board of Directors shall select such Trustee and may, without further reference to or action by any Participant, from time to time

          (a) enter into such further agreements with the Trustee or other parties and make such amendments to the Trust Agreement or said further agreements as it may deem necessary or desirable to carry out the Plan,

          (b) designate a successor Trustee or successor Trustees, and

          (c) take such other steps and execute such other instruments as it may deem necessary or desirable to put the Plan into effect or to carry out the provisions thereof.

                                   ARTICLE VII


                                   INVESTMENTS


7.1  INVESTMENTS OF CONTRIBUTIONS.

     Contributions by and on behalf of a Participant shall be invested in accordance with the Participant's investment designations in one or more Investment Funds established by the Administration Committee from time to time for this purpose.


7.2  INVESTMENT IN SECURITIES ISSUED BY THE COMPANY OR AN AFFILIATED COMPANY.

     The Administration Committee may establish an Investment Fund consisting solely of Company Stock.


7.3  PARTICIPANT INVESTMENT DESIGNATIONS.

     In accordance with rules of uniform application which the Administration Committee may from time to time adopt and subject to any limitations set forth below in this Article VII, each Participant shall have the right to designate one or more of the Investment Funds for the investment of his Accounts under the Plan, in accordance with the following rules:

          (a) Investment of contributions by and on behalf of a Participant in any Investment Fund and transfer of a Participant's Account balances between Investment Funds shall be in increments of one percent (1%).

          (b) A Participant may make a new investment designation which shall apply to (i) the amount standing to his credit in his Accounts, effective as of any Valuation Date; and (ii) future contributions to his Accounts, to be effective as of any Valuation Date, by filing such new investment designation in accordance with rules prescribed by the Administration Committee.

          (c) If a Participant ceases to be a Participant but becomes an Active Participant within an automatic restatement period as may be provided under the Company's re-employment policy, upon resumption of Active Participant status, the individual's investment election in effect before the cessation of Participant status shall be reinstated automatically and it shall be the responsibility of such individual to modify or revoke such prior investment election if he does not wish to have such election remain in effect.

          (d) Investment Funds may, from time to time, hold cash or cash equivalent investments (including interests in any fund maintained by the Trustee as provided in the Trust Agreement) resulting from investment transactions relating to the property of said Fund; provided, however, that neither the Administration Committee, the Company, the Employer, the Trustee or any other person shall have any duty or responsibility to cause such Funds to be held in cash or cash equivalent investments for investment purposes. In the case of any Investment Fund under the management and control of an Investment Manager appointed by the Administration Committee in accordance with Section 12.3, neither the Administration Committee, the Company, the

     Employer, the Trustee, nor any other person shall have any responsibility or liability for investment decisions made by such Investment Manager.

          (e) In the event a Participant fails to make an investment designation in accordance with this Article VII, contributions by and on behalf of the Participant shall be invested in a money market fund.

          (f) Notwithstanding the foregoing provisions of this Section 7.3, from time to time the Administration Committee may designate that a portion of the assets of the Trust Fund be held as a pooled investment, not subject to Participant investment directions as provided in paragraphs (a) through (d) of this Section 7.3. In such case the Administration Committee shall establish rules for the valuation of such pooled investment fund and for the allocation, not less frequently than annually, of earnings and gains or losses thereon among Participants.

                                  ARTICLE VIII


                SPECIAL PROVISIONS CONCERNING COMPANY SECURITIES


8.1  SECURITIES TRANSACTIONS.

     The Trustee may acquire Company Stock in the open market or from the Company or any other person, including a party in interest. No commission will be paid in connection with the Trustee's acquisition of Company Stock from a party in interest. Neither the Company, nor the Administration Committee, nor any Trustee have any responsibility or duty to time any transaction involving Company Stock in order to anticipate market conditions or changes in Company Stock value. Neither the Company, nor the Administration Committee nor any Trustee have any responsibility or duty to sell Company Stock held in the Trust Fund in order to maximize return or minimize loss.


8.2  VALUATION OF COMPANY SECURITIES.

     When it is necessary to value Company Stock held by the Plan, the value will be the then current fair market value of the Company Stock, determined in accordance with applicable legal requirements.

     If the Company Stock cannot be valued on the basis of its then closing price in the then recent public trading, fair market value will be determined by the Company in good faith based on all relevant factors for determining the fair market value of securities. Relevant factors include an independent appraisal by a person who customarily makes such appraisals, if an appraisal of the fair market value of the Company Stock as of the relevant date was obtained.

     In the case of a transaction between the Plan and an Employer or another party in interest, the fair market value of the Company Stock must be determined as of the date of the transaction rather than as of some other Valuation Date occurring before or after the transaction. In other cases, the fair market value of the Company Stock will be determined as of the then most recent Valuation Date.


8.3  ALLOCATION OF STOCK DIVIDENDS AND SPLITS.

     Company Stock received by the Trust as a result of a Company Stock split or Company Stock dividend on Company Stock held in Participants' Accounts will be allocated as of the Valuation Date coincident with or following the date of such split or dividend, to each Participant who has such an Account. The amount allocated will bear substantially the same proportion to the total number of shares received as the number of shares in the Participant's Account bears to the total number of shares allocated to such Accounts of all Participants immediately before the allocation. The shares will be allocated to the nearest thousandth of a share.

8.4  REINVESTMENT OF DIVIDENDS.

     Upon direction of the Administration Committee, cash dividends may be reinvested as soon as practicable by the Trustee in shares of Company Stock for Participants' Accounts, to the extent not inconsistent with any other provisions of this Plan. Cash dividends may be reinvested in Company Stock purchased as provided in Section 8.1 or purchased from the Accounts of Participants who receive cash distributions of a fractional share or a fractional interest therein.


8.5  VOTING OF COMPANY STOCK.

     Except as provided in (b) below, the Trustee shall have no discretion or authority to vote Company Stock held in the Trust on any matter presented for a vote by the stockholders of the Company except in accordance with timely directions received by the Trustee from Participants. To the extent determined by the Administration Committee, and with the approval of the Trustee, Participants' voting instructions in accordance with this Section 8.5 may be transmitted to the transfer agent, as agent for the Trustee.

          (a) Each Participant shall be entitled to direct the Trustee to the voting of all Company Stock allocated and credited to his Account.

          (b) All Participants entitled to direct such voting shall be notified by the Company, pursuant to its normal communications with shareholders, of each occasion for the exercise of such voting rights within a reasonable time before such rights are to be exercised. Such notification shall include all information distributed to shareholders either by the Company or any other party regarding the exercise of such rights. Such participants shall be so entitled to direct the voting of fractional shares (or fractional interests in shares), provided, however, that the Trustee may, to the extent possible, vote the combined fractional shares (or fractional interests in shares) so as to reflect the aggregate direction of all Participants giving directions with respect to fractional shares (or fractional interests in shares). If a Participant shall fail to direct the Trustee as to the exercise of voting rights arising under any Company Stock credited to his Accounts, such Company Stock shall be voted by the Trustee in the same ratio that the stock is voted by the Participants who exercised their voting rights, unless otherwise required by applicable law. The Trustee shall maintain confidentiality with respect to the voting directions of all Participants.

          (c) Each Participant shall be a Named Fiduciary (as that term is defined in ERISA Section 402(a)(2)) with respect to Company Stock for which he has the right to direct the voting under the Plan but solely for the purpose of exercising voting rights pursuant to this Section 8.5 or certain offers pursuant to Section 8.6.

          (d) In the event a court of competent jurisdiction shall issue an opinion or order to the Plan, the Employer or the Trustee, which shall, in the opinion of counsel to the Employer or the Trustee, invalidate under ERISA, in all circumstances or in any particular circumstances, any provision or provisions of this Section regarding the manner in which Company Stock held in the trust shall be voted or cause any such provision or provisions to conflict with ERISA, then, upon notice thereof to the Employer or the Trustee, as the case may be, such invalid or conflicting provisions of this Section shall be given no further force or effect. In such circumstances the Trustee shall nevertheless have no discretion to vote Company Stock held in the Trust unless required under such order or opinion but shall follow instructions received from Participants, to the extent such instructions have not been invalidated. To the extent required to exercise any residual fiduciary responsibility with respect to voting, the Trustee shall take into account in exercising its fiduciary judgment, unless it is clearly imprudent to do so, directions timely received from Participants, as such directions are most indicative of what is in the best interests of Participants.


8.6  CERTAIN OFFERS FOR COMPANY STOCK.

     Notwithstanding any other provision of this Plan to the contrary, in the event an offer shall be received by the Trustee (including, but not limited to, a tender offer or exchange offer within the meaning of the Securities Exchange Act of 1934, as from time to time amended and in effect), to acquire any or all shares of Company Stock held by the Trust (an "Offer"), whether or not such stock is allocated to Participants' Accounts, the discretion or authority to sell, exchange or transfer any of such shares shall be determined in accordance with this Section 8.6. To the extent determined by the Administration Committee, and with the approval of the Trustee, Participants' directions to sell, exchange or transfer shares of Company Stock in accordance with this Section 8.6 may be transmitted to the transfer agent, as agent for the Trustee.

          (a) The Trustee shall have no discretion or authority to sell, exchange or transfer any of such stock pursuant to such Offer except to the extent, and only to the extent that the Trustee is timely directed to do so in writing (i) with respect to any Company Stock held by the Trustee subject to such Offer and allocated to the Account of any Participant, by each Participant to whose account any of such shares are allocated, and
     (ii) with respect to any Company Stock held by the Trustee subject to such Offer and held in the Forfeiture Account, by each Participant, with respect to a number of shares (including fractional shares) of such Forfeiture Account Company Stock equal to the total number of shares of such Forfeiture Account Company Stock, multiplied by a fraction the numerator of which is the value of the account balance of such Participant as of the most recent allocation date preceding the date on which such Offer is made and the denominator of which is the total value of the Account balances of all Participants as of the most recent allocation date preceding the date on which the Offer is made. Upon timely receipt of such instructions, the Trustee shall, subject to the provisions of Paragraphs (c) and (k) of this Section, sell, exchange or transfer pursuant to such Offer, only such shares as to which such instructions were given. The Trustee shall use its best efforts to communicate or cause to be communicated to each Participant the consequences of any failure to provide timely instructions to the Trustee. In the event, under the terms of an Offer or otherwise, any shares of Company Stock tendered for sale, exchange or transfer pursuant to such Offer may be withdrawn from such Offer, the Trustee shall follow such instructions respecting the withdrawal of such securities from such Offer in the same manner as shall be timely received by the Trustee from the Participants entitled under this Paragraph to give instructions as to the sale, exchange or transfer of securities pursuant to such Offer.

          (b) In the event that an Offer for fewer than all of the shares of Company Stock held by the Trustee in the Trust shall be received by the Trustee, each Participant shall be entitled to direct the Trustee as to the acceptance or rejection of such Offer (as provided by Paragraph (a) of this Section) with respect to the largest portion of such Company stock as may be possible given the total number of amount of shares of Company Stock the Plan may sell, exchange or transfer pursuant to the Offer based upon the instructions received by the Trustee from all other Participants who shall timely instruct the Trustee pursuant to this Paragraph to sell, exchange or transfer such shares pursuant to such Offer, each on a pro rata basis in accordance with the maximum number of shares each such Participant would have been permitted to direct under Paragraph (a) had the Offer been for all shares of Company Stock held in the trust.

          (c) In the event an Offer shall be received by the Trustee and instructions shall be solicited from Participants in the Plan pursuant to Paragraph (a) of this Section regarding such Offer, and prior to termination of such Offer, another Offer is received by the Trustee for the securities subject to the first Offer, the Trustee shall use its best efforts under the circumstances to solicit instructions from the Participants to the Trustee (i) with respect to securities tendered for sale, exchange or transfer pursuant to the first Offer, whether to withdraw such tender, if possible, and, if withdrawn, whether to tender any securities so withdrawn for sale, exchange or transfer pursuant to the second Offer, and (ii) with respect to securities not tendered for sale, exchange or transfer pursuant to the first Offer, whether to tender or not to tender such securities for sale, exchange or transfer pursuant to the second Offer. The Trustee shall follow all such instructions received in a timely manner from Participants in the same manner and in the same proportion as provided in Paragraph (a) of this Section. With respect to any further Offer for any Company Stock received by the Trustee and subject to any earlier Offer (including successive Offers from one or more existing offerors), the Trustee shall act in the same manner as described above.

          (d) With respect to any Offer received by the Trustee, the Trustee shall distribute, at the Company's expense, copies of all relevant material, including, but not limited to, material filed with the Securities and Exchange Commission with such Offer or regarding such Offer, and shall seek confidential written instructions from each Participant who is entitled to respond to such Offer pursuant to Paragraphs (a) or (b). The identities of Participants, the amount of Company Stock allocated to their Accounts, and the Account balance of each Participant shall be determined from the list of Participants delivered to the Trustee by the Recordkeeper (as defined below). The Recordkeeper shall take all reasonable steps necessary to provide the Trustee with the latest possible information. For purposes of this Section, the "Recordkeeper" shall mean such person or entity appointed by the Committee to receive Participant designations and instructions pursuant to the provisions of this Plan and to carry out such other administrative duties and responsibilities under the Plan as shall be agreed to by the Committee and the Recordkeeper.

          (e) The Trustee shall distribute and/or make available to each Participant who is entitled to respond to an Offer pursuant to Paragraph
     (a) or (b) an instruction form to be used by each such Participant who wishes to instruct the Trustee. The instruction form shall state that
     (i) if the Participant fails to return an instruction form to the Trustee by the indicated deadline, the Company Stock for which he is entitled to give instructions will not be sold, exchanged or transferred pursuant to such Offer, (ii) the Participant will be a Named Fiduciary (as described in Paragraph (j) below) with respect to all shares for which he is entitled to give instructions, and (iii) the Company acknowledges and agrees to honor the confidentiality of the Participant's instructions to the Trustee.

          (f) Each Participant may choose to instruct the Trustee in one of the following two ways: (i) not to sell, exchange or transfer any shares of Company Stock for which he is entitled to give instructions, or (ii) to sell, exchange or transfer all Company Stock for which he is entitled to give instructions. The Trustee shall follow up with additional mailings and postings of bulletins, as reasonable under the time constraints then prevailing, to obtain instructions from Participants not otherwise responding to such requests for instructions. The Trustee shall then sell, exchange or transfer shares according to instructions from Participants, except that shares for which no instructions are received shall not be sold, exchanged or transferred.

          (g) The Company shall furnish former Participants who have received distributions of Common Stock so recently as to not be shareholders of record with the information given to Participants pursuant to Paragraphs (d), (e) and (f) of this Section 8.6. The Trustee is hereby authorized to sell, exchange or transfer pursuant to an Offer any Company Stock it may receive from such former Participants in accordance with appropriate instructions from them.

          (h) Neither the Committee nor the Trustee shall express any opinion or give any advice or recommendation to any Participant concerning the Offer, nor shall they have any authority or responsibility to do so. The Trustee has no duty to monitor or police the party making the Offer; provided, however, that if the Trustee becomes aware of activity which on its face reasonably appears to the Trustee to be materially false, misleading, or coercive, the Trustee shall demand promptly that the offending party take appropriate corrective action. If the offending party fails or refuses to take appropriate corrective action, the Trustee shall communicate with affected Participants in such manner as it deems advisable.

          (i) The Trustee shall not reveal or release a Participant's instructions to the Employer, its officers, directors, employees, or representatives. If some, but not all, Company Stock held by the Trust is sold, exchanged, or transferred pursuant to an Offer, the Employer, with the Trustee's cooperation, shall take such action as is necessary to maintain the confidentiality of Participant's records, including, without limitation, establishment of a security system and procedures which restrict access to Participant records and retention of an independent agent to maintain such records. If an independent record keeping agent is retained, such agent must agree, as a condition of its retention by the Company, not to disclose the composition of any Participant Accounts to the Employer, its officers, directors, employees, or representatives. The
     Employer acknowledges and agrees to honor the confidentiality of Participants' instructions to the Trustee.

          (j) Each Participant shall be a Named Fiduciary (as that term is defined in ERISA Section 402(a)(2)) with respect to Company Stock allocated to his Account under the Plan and with respect to his pro rata portion of the Forfeiture Account Company Stock for which he is entitled to issue instructions in accordance with Paragraph (a) of this Section solely for purposes of exercising the rights of a shareholder with respect to an Offer pursuant to this Section 8.6 and voting rights pursuant to Section 8.5.

          (k) In the event a court of competent jurisdiction shall issue to the Plan, the Employer or the Trustee an opinion or order, which shall, in the opinion of counsel to the Employer or the Trustee, invalidate, in all circumstances or in any particular circumstances, any provision or provisions of this Section regarding the determination to be made as to whether or not Company Stock held by the Trustee shall be sold, exchanged or transferred pursuant to an Offer or cause any such provision or provisions to conflict with securities laws, then, upon notice thereof to the Employer or the Trustee, as the case may be, such invalid or conflicting provisions of this Section shall be given no further force or effect. In such circumstances the Trustee shall have no discretion as to whether or not the Company stock held in the Trust shall be sold, exchanged, or transferred unless required under such order or opinion, but shall follow instructions received from Participants, to the extent such instructions have not been invalidated by such order or opinion. To the extent required to exercise any residual fiduciary responsibility with respect to such sale, exchange or transfer, the Trustee shall take into account in exercising its fiduciary judgment, unless it is clearly imprudent to do so, directions timely received from Participants, as such directions are most indicative of what action is in the best interests of Participants.


8.7  CONFIDENTIALITY PROCEDURES.

     In its sole discretion, the Administration Committee may establish procedures intended to ensure the confidentiality of information relating to Participant transactions involving Company Stock, including the exercise of voting, tender and similar rights. In the event the Administration Committee establishes such confidentiality procedures, the Administration Committee shall also be responsible for ensuring the adequacy of the confidentiality procedures and monitoring compliance with such procedures. The Administration Committee may, in its sole discretion, appoint an independent fiduciary to carry out any activities that it determines involve a potential for undue Company influence on Participants with respect to the exercise of their rights as shareholders.


8.8  SECURITIES LAW LIMITATION.

     Neither the Administration Committee nor the Trustee shall be required to engage in any transaction, including, without limitation, directing the purchase or sale of Company Stock, which either determines in its sole discretion might tend to subject itself, its members, the Plan, the Company, or any Participant or Beneficiary to a liability under federal or state securities laws.


8.9  CERTAIN SECURITIES LAWS RULES.

     Any election or direction made under this Plan by an individual who is or may become subject to liability under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may be conditioned upon such restrictions as are necessary or appropriate to qualify for an applicable exemption under Section 16(b) of the Exchange Act, or any rule promulgated thereunder. To the extent required by Section 401(a)(4) of the Code, the rules under this Section 8.9 shall be administered in a non-discriminatory manner.

                                   ARTICLE IX


                                     VESTING


9.1  VESTED INTEREST IN PRE-TAX CONTRIBUTIONS ACCOUNT.

     Each Participant shall at all times have one hundred percent (100%) Vested Interest in the value of his Pre-Tax Contributions Account and Rollover Account under the Plan.


9.2 DETERMINATION OF VESTED INTEREST IN MATCHING CONTRIBUTIONS ACCOUNT AND EMPLOYER CONTRIBUTION ACCOUNT.

     A Participant who is credited with an Hour of Service on or after the August 1, 1993 shall acquire a Vested Interest in the value of his Matching Contributions Account and his Employer Annual Contributions Account in accordance with the provisions of this Section 9.2. A Participant who is not credited with an Hour of Service on or after August 1, 1993 shall acquire a Vested Interest in his Employer Annual Contributions Account in accordance with the vesting schedule in effect under the Plan prior to August 1, 1993.
          (a) The Vested Interest of each Participant in the value of his Matching Contributions Account and his Employer Annual Contributions Account shall be determined as provided in the following table:

             Number of Full Years
              of Vesting Service                     Vested Interest
             Under 1                                            0%
             At least 1, less than 2                           20%
             At least 2, less than 3                           40%
             At least 3, less than 4                           60%
             At least 4, less than 5                           80%
             5 or more                                        100%

     Fractional Years of Service shall not be taken into account.

          (b) In addition, a Participant shall be one hundred percent (100%) vested in the value of his Matching Contributions Account and his Employer Annual Contributions Account

               (i) when the sum of his attained age and Years of Vesting Service equals sixty (60);

               (ii) upon his attainment of Normal Retirement Age while employed by the Employer or an Affiliated Company; or

               (iii) upon his earlier Severance due to death or Disability.

          (c) Notwithstanding the provisions of Subsection (a) above, any Years of Vesting Service completed by a Participant after he incurs at least five (5) consecutive Breaks in Service shall not be taken into account for purposes of determining his Vested Interest in the value of his Matching Contributions Account and Employer Annual Contributions Account prior to his incurring such five (5) consecutive Breaks in Service.

9.3  AMENDMENT OF VESTING SCHEDULE.

     If the vesting schedule under the Plan is amended or if the Plan is amended in any way that directly or indirectly affects the computation of a
Participant's Vested Interest, each Participant who has completed at least three (3) Years of Vesting Service may elect, within a reasonable time after the adoption of the amendment, to continue to have his Vested Interest computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the latest of: (i) 60 days after the amendment is adopted; (ii) 60 days after the amendment is effective; or (iii) 60 days after the Participant is issued written notice of the amendment.

                                    ARTICLE X


                            PAYMENT OF PLAN BENEFITS


10.1 DISTRIBUTION UPON RETIREMENT.

          (a) Upon a Participant's Severance on or after he attains Normal Retirement Age such Participant shall be entitled to a distribution of his Distributable Benefit as provided in Section 10.5 as soon as administratively practicable following the Valuation Date determined in accordance with Section 11.1. In no event shall distribution be made or commence later than the sixtieth (60th) day after the later of the close of the Plan Year in which occurs the Severance, or the close of the Plan Year in which the Participant attains Normal Retirement Age.

          (b) If the Participant continues in the service of the Employer after he attains Normal Retirement Age, he shall continue to participate in the Plan in the same manner as Participants who have not attained Normal Retirement Age.

          (c) Notwithstanding the foregoing, distribution of a Participant's Distributable Benefit shall be made or commence not later than his "Required Beginning Date" as determined in accordance with this Subsection:

               (i) Except as provided in (ii) below, a Participants "Required Beginning Date" shall mean the April 1 following the later of the calendar year in which the Participant attains age 70-1/2, or the calendar year in which the Participant incurs a Severance.

               (ii) In the case of a Participant who is a "5-percent owner" within the meaning of Section 401(a)(9) of the Code, or a Participant who attained age 70-1/2 prior to January 1, 1996," Required Beginning Date" shall mean the April 1 following the calendar year in which the Participant attains age 70-1/2, whether or not such Participant has incurred a Severance or whether or not the Participant consents to the distribution.

               (iii) The Participant's Distributable Benefit determined as of the December 31 of the calendar year in which his Required Beginning Date occurs and the December 31 of each subsequent calendar year shall be distributed not later than the December 31 of the next following calendar year.

10.2 DISTRIBUTION UPON DEATH PRIOR TO PAYMENT OF BENEFITS.

               (a) Upon the death of a Participant prior to the payment of his Distributable Benefit, the Administration Committee shall direct the Trustee to make a distribution of such Distributable Benefit as provided in Section 10.5, to the Beneficiary designated by the deceased Participant, or otherwise entitled to such Distributable Benefit, as provided in Section 10.9.

               (b) Distribution of a Participant's Distributable Benefit shall be made or commence as soon as administratively practicable after the later of (i) the Valuation Date determined in accordance with Section
          11.1 or (ii) the date all facts required by the Administration Committee to be established as a condition of payment shall have been established to the satisfaction of the Administration Committee, but in any event within five (5) years of the Participant's death.

10.3 DISTRIBUTION UPON DISABILITY.

          (a)  If  a  Participant   incurs  a  Severance   due  to   Disability,
     distribution of his Distributable Benefit shall be made or commence as provided in Section 10.5 as soon as administratively practicable after the later of the Valuation Date determined in accordance with Section 11.1 or
     (ii) the date the Participant's Disability has been determined by the Administration Committee.

          (b) If a Participant incurs a Severance due to Disability prior to his attainment of Normal Retirement Age, the requirements of Section 10.4 relating to written consent to a distribution in excess of $3500 shall be applicable.

10.4 SEVERANCE PRIOR TO NORMAL RETIREMENT AGE.

          (a) If a Participant incurs a Severance prior to attainment of Normal Retirement Age for any reason other than death, distribution of his Distributable Benefit before Normal Retirement Age shall be made or commence as provided in Section 10.5 after receipt by the Administration Committee of all required documentation, as follows:

               (i) In the case of a Participant whose Distributable Benefit does not exceed, or at the time of any prior distribution never exceeded, $3,500, distribution shall be made in a single sum as soon as administratively practicable following the Valuation Date determined in accordance with Section 11.1, whether or not the Participant consents to such distribution.

               (ii) In the case of a Participant whose Distributable Benefit exceeds, or at the time of any prior distribution ever exceeded, $3,500, distribution shall be made as soon as administratively practicable following the Valuation Date coinciding with or next following the later of (A) the Valuation Date determined in accordance with Section 11.1, or (B) the receipt by the Administration Committee of the written consent of the Participant to the distribution in accordance with (iv) below.

               (iii) If a Participant described in (ii) above fails to consent to distribution of the Participant's Distributable Benefit prior to the first Valuation Date that occurs at least ninety (90) days following the Participant's Severance Date, such a Participant shall be deemed to have made an election to defer distribution to Normal Retirement Age, unless prior to Normal Retirement Age and in accordance with (ii) above, the Participant submits a request for an earlier distribution.

               (iv) Any written consent by a Participant to receive distribution of the Participant's Distributable Benefit prior to Normal Retirement Age shall not be valid unless such consent is made both (A) after the Participant receives a written notice advising him of his right to defer distribution to Normal Retirement Age and (B) within the ninety
          (90) day period ending on the Participant's "Benefit Starting Date." The notice to the Participant advising him of his right to defer distribution shall be given no less than thirty (30) nor more than ninety (90) days prior to the Participant's Benefit Starting Date; provided, however, a Participant may waive the thirty (30) day notice requirement by making an affirmative election to receive or commence payment of his Distributable Benefit. For purposes of this Paragraph (iv), "Benefit Starting Date" shall mean the first day of the first period for which the Participant's Distributable Benefit is paid.

          (b) Unless the provisions of (a) above apply, if a Participant incurs a Severance prior to Normal Retirement Age for any reason other than death, his Distributable Benefit shall be paid as provided in Section 10.5 as soon as administratively feasible following the Participant's Normal Retirement Age; provided, however, such distribution shall be made or commence not later than sixty (60) days after the close of the Plan Year in which the Participant attains Normal Retirement Age.

          (c) If a Participant who incurs a Severance does not have a 100% Vested Interest in any Account as of such Severance, the portion of such Participant's Account which is not vested as of such Severance shall be held in such Account, subject to forfeiture in accordance with Section 10.7.

          (d) To the extent permissible under Section 401(k)(10) of the Code, if a Participant ceases to be an Employee by reason of the sale or other disposition by the Employer or an Affiliated Company of either (i) substantially all of the assets used by the Employer, or an Affiliated Company, as the case may be, in a trade or business to an unrelated corporation, or (ii) the interest of the Employer or an Affiliated Company, as the case may be, in a subsidiary to an unrelated entity or individual, such Participant shall be entitled to distribution of his Distributable Benefit as if, for purposes of this Plan only, such event constitutes a Severance.

10.5 FORM AND MANNER OF PAYMENT OF DISTRIBUTABLE BENEFIT.

     In accordance with procedures adopted by the Administration Committee, payment of the Participant's Distributable Benefit by reason of a Severance for any reason, including death, shall be in the form and manner elected by the Participant or his Beneficiary, if applicable.

          (a) The following forms of payment of a Participant's Distributable Benefit shall be available:

               (i) a single sum payment in cash, or in Company Stock as provided in (c) below; or

               (ii) a series of substantially equal annual or more frequent installment payments in cash or in Company Stock as provided in (c) below, over a period not to exceed five (5) years.

          (b) No optional method of payment shall be permitted which would require payments to extend beyond the life expectancy of the Participant (or a period not extending beyond the life expectancy of the Participant); or the life expectancy of the Participant and a designated Beneficiary (or a period not extending beyond the life expectancies of the Participant and the designated Beneficiary).

               (i) If a Participant's Distributable Benefit is to be paid in a series of installments over a specified number of years, the minimum amount to be paid each year shall be at least equal to the quotient obtained by dividing the Participant's Distributable Benefit under the Plan by the specified number of years. For purposes of this Subsection, life expectancies may be computed by reference to the return multiples contained in Treasury Regulation Section 1.72-9. For purposes of that computation, the life expectancy of the Participant and/or his Spouse or non-Spouse beneficiary may not be recalculated. The expected payments to the Participant under any settlement option made must be more than fifty percent (50%) of the total payments to be made to both the Participant and the designated Beneficiary unless the designated Beneficiary is the Participant's Spouse.

               (ii) If the Participant dies after payment of his Distributable Benefit has commenced, and before his entire Distributable Benefit is paid, the method of distributing the remaining portion of such benefit shall be at least as rapid as that in effect as of the date of his death.

               (iii) If a Participant dies before payment of his Distributable Benefit has commenced, his entire Distributable Benefit shall be distributed within five (5) years of his death unless the deceased Participant's Distributable Benefit is payable to a designated Beneficiary over the life of the designated Beneficiary (or a period not extending beyond the Beneficiary's life expectancy) and the payments begin not later than one (1) year after the Participant's death.

               (iv) Notwithstanding any provision to the contrary in this Plan, all distributions under this Plan shall be made in accordance with
          Section 401(a)(9) of the Code and the regulations issued thereunder, which provisions shall override any distribution options under this Plan which may be inconsistent with Code Section 401(a)(9). The Administration Committee shall, in its sole and absolute discretion, determine whether an optional method of payment of a Participant's Distributable Benefit, as elected by the Participant, meets the requirements of Section 401(a)(9) of the Code, and applicable Internal Revenue Service regulations. This discretion shall be exercised in a uniform and nondiscriminatory manner.

          (c) Any portion of a Participant's Distributable Benefit attributable to Company Stock allocated to his Accounts shall be paid in cash, unless the Participant or Beneficiary, as applicable, elects in writing in accordance with procedures established by the Administration Committee, that such payment shall be made in Company Stock in lieu of cash (which election may apply to the payment of a direct rollover in accordance with
     Section 10.6 ).

               (i)  Within a  reasonable  period of time (at least  thirty  (30)
          days) prior to the date such Participant's Distributable Benefit is to be paid, the Administration Committee shall notify the Participant or Beneficiary of his right to elect to have payment of the portion of such Distributable Benefit attributable to Company Stock made in the form of a Company Stock distribution in lieu of a cash distribution.

               (ii) Upon being so notified, the Participant or Beneficiary shall have a reasonable time (at least thirty (30) days) in which to file a written election to have such payment made in a Company Stock distribution. Any such election shall be irrevocable. In the event payment is to be made in cash, to the extent required to make the cash distribution, the Trustee shall sell Company Stock as soon as administratively practicable at the then prevailing purchase price.
          Neither the Company, the Administration Committee, nor the Trustee shall be required to time the distribution or sale of Company Stock to anticipate fluctuations in the purchase price.

               (iii) If, within thirty (30) days after receiving notification of his right to elect the form of payment of the portion of his Distributable Benefit attributable to Company Stock, the Participant or Beneficiary fails to file a written election as to the form of such payment, payment shall be made in cash.


10.6 ELECTION FOR DIRECT ROLLOVER TO ELIGIBLE RETIREMENT PLAN.

          (a) To the extent required by Section 401(a)(31) of the Code, a Participant whose Distributable Benefit becomes payable in an "eligible rollover distribution," as defined in (b)(i) below, shall be entitled to make a written election for a direct rollover of all or a portion of the taxable portion of such Distributable Benefit to an "eligible retirement plan," as defined in (b)(ii) below. Any non-taxable portion of a Participant's Distributable Benefit shall be payable to the Participant, as provided in 10.5 above. For purposes of this Article X, a Participant who makes a direct rollover election in accordance with this Section 10.6 shall be deemed to have received payment of his Distributable Benefit as of the date payment is made from the Plan.

          (b) For purposes of this Section,

               (i) an "eligible rollover distribution" shall mean any distribution of all or any portion of a Participant's Distributable Benefit, except that an eligible rollover distribution shall not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), and

               (ii) an "eligible retirement plan" shall mean any plan described in Code Section 402(c)(8)(B), the terms of which permit the acceptance of a direct rollover from a qualified plan.

          (c) A Participant's direct rollover election under this Section shall be made in accordance with rules and procedures established by the Administration Committee and shall specify the dollar or percentage amount of the direct rollover, the name and address of the eligible retirement plan selected by the Participant and such additional information as the Administration Committee deems necessary or appropriate in order to implement  the  Participant's  election.  It  shall  be  the  Participant's responsibility to confirm that the eligible retirement plan designated in the direct rollover election will accept the eligible rollover distribution. The Administration Committee shall be entitled to effect the direct rollover based on its reasonable reliance on information provided by the Participant, and shall not be required to independently verify such information, unless it is clearly unreasonable not to do so.

          (d) At least thirty (30) days, but nor more than ninety (90) days, prior to the date a Participant's Distributable Benefit becomes payable, the Participant shall be given written notice of any right he may have to elect a direct rollover of his eligible rollover distribution; provided, however, a Participant may waive the thirty (30) day notice requirement by making an affirmative election to make or not to make a direct rollover of all or a portion of his Distributable Benefit.

          (e) If a Participant who attained his Normal Retirement Age or whose Distributable Benefit does not exceed $3500 fails to file a properly completed direct rollover election with the Administration Committee within ninety (90) days after such notice is given, or if the Administration Committee is unable to effect the rollover within a reasonable time after the election is filed with the Administration Committee due to the failure of the Participant to take such actions as may be required by the eligible retirement plan before it will accept the rollover, the Participant's Distributable Benefit shall be paid to him in a lump sum, after withholding applicable income taxes.

          (f) If the eligible retirement plan specified by the Participant will not accept a direct rollover of any Company Stock includible in the taxable portion of the Participant's Distributable Benefit pursuant to the Participant's election under Section 10.5(c), such Company Stock will be distributed to the Participant.

          (g) To the extent required by Section 401(a)(31) of the Code, if all or a portion of a Participant's Distributable Benefit is payable to his surviving Spouse in an eligible rollover distribution, or to a former Spouse in accordance with a "qualified domestic relations order," such surviving Spouse or former Spouse shall be entitled to elect a direct rollover of all or a portion of such distribution to an individual retirement account or an individual retirement annuity in accordance with the provisions of this Section.

10.7 FORFEITURES; RESTORATION.

          (a) Subject to the provisions of (c) below, any non-vested portion of a Participant's Accounts shall be forfeited as of the earlier of the date the Participant's Distributable Benefit is paid to him as provided in
     Section 10.4,  or the  date the  Participant  incurs  five (5)  consecutive
     Breaks in Service. For purposes of this Section, if the value of a Participant's Distributable Benefit is zero, the Participant shall be deemed to have received payment of his Distributable Benefit.

          (b) Any non-vested portion of a Participant's Accounts which is forfeited in accordance with (a) above shall be applied as provided in
     Section 5.7.

          (c) In accordance with such rules as the Administration Committee may prescribe, there shall be restored to the Participant's Account the dollar value of any non-vested portion of such a Participant's Account which was forfeited upon payment of the Participant's Distributable Benefit in accordance with Section 10.7(a) prior to the date on which he incurs five
     (5) consecutive Breaks in Service; provided, however, that such restoration shall be made only in the case of the Participant's reemployment as an Eligible Employee prior to incurring five (5) consecutive Breaks in Service, and only if the Participant repays to the Plan in cash no later than the fifth anniversary of the date on which the Participant resumes employment as an Eligible Employee an amount equal to the Distributable Benefit attributable to Employer contributions paid to him following his Severance. The determination of the dollar value of the forfeited portion of the Participant's Account required to be restored to the Participant shall be made as of the Valuation Date the Participant's Account was valued for purposes of determining his Distributable Benefit, as provided in
     Article XI. No adjustment in the dollar value of the forfeited amounts shall be made for any gains or losses of the Trust Fund, between the applicable Valuation Date and the restoration of the dollar value of the forfeited portion of the Participant's Account. Restored amounts shall be paid from the Forfeiture Account, or if forfeitures are not available, the Employer shall make an additional contribution for this purpose.

10.8 LOANS.

          (a) The Administration Committee shall adopt procedures whereby a Participant who is employed by an Employer or an Affiliated Company may borrow from his Vested Interest in his Accounts for Hardship. The amount borrowed shall be paid to the Participant in a single sum in cash. In addition to such other requirements as may be imposed by applicable law, any loan by a Participant shall bear a reasonable rate of interest, shall be adequately secured by proper collateral, and shall be repaid within a specified period of time according to a written repayment schedule, as provided in this Section.

          (b) The Administration Committee shall be solely responsible for determining the interest rate for the loan. The interest rate shall be that which shall be reasonably equivalent to interest rates applicable to loans with similar terms and collateral available on a commercial basis within the region of the Employer's principal place of business. The Administration Committee may consult such sources and/or conduct such surveys as is thought necessary to make the determination at the time the loan is made. The interest rate shall be unchanged for the term of the loan.

          (c) A loan by a Participant shall be secured by the Participant's Vested Interest in his Accounts.

          (d) Any loan shall by its terms require repayment in substantially level payments made not less frequently than quarterly over a repayment period which may in the discretion of the Administration Committee be up to a maximum of five (5) years; provided, however, a Participant may at any time repay the total amount of an outstanding loan, or a portion thereof, directly to the Plan.As of the date of a Participant's Severance for any reason, with or without cause (including retirement or death), the amount of any outstanding loan shall be due and payable, and the Participant's Distributable Benefit shall be reduced by the amount of any outstanding loan that is secured by the Participant's Vested Interest in his Accounts.

          (e) In no event shall the principal amount of a loan hereunder, at the time the loan is made, together with the outstanding balance of all other loans to the Participant under this Plan, exceed the lesser of:

               (i) fifty percent (50%) of the value of the Participant's Vested Interest in his Account determined as of the Valuation Date immediately preceding the date on which the Participant's loan is approved plus any contributions allocated to the Participant's Accounts since such Valuation Date, or

               (ii) fifty thousand dollars ($50,000) reduced by the excess of the Participant's highest loan balance during the preceding 12-month period, over the Participant's outstanding loan balance as of the date of the new loan.

     The minimum amount of any loan shall be one thousand dollars ($1000.00).

          (f) Each Participant desiring to enter into a loan agreement pursuant to this Section shall apply for a loan by filing a properly completed application with the Administration Committee. The Administration Committee shall notify the Participant within a reasonable time whether the application is approved or denied. Upon approval of the application by the Administration Committee, the Participant shall enter into a loan agreement with the Trustee. Such a Participant shall execute such further written agreements as may be necessary or appropriate to establish a bona fide debtor-creditor relationship between such Participant and the Trustee and to protect against the impairment of any security for said loan.

          (g) In the event a Participant fails to repay a loan in accordance with the terms of a loan agreement, and such failure continues for ninety
     (90) days, such loan shall be treated as in default. The date of the enforcement of the security interest due to a loan in default shall be determined by the Administration Committee, provided no loss of principal or income shall result due to any delay in the enforcement of the security interest. As of the Participant's Severance Date, the Participant's Account shall be reduced by the outstanding amount of a loan which is then in default, including any accrued interest thereon, that is secured by the Participant's vested interest in such Account. Any reasonable costs related to collection of a loan made hereunder shall be borne by the Participant.

          (h) To the extent  required  to comply with the  requirements  of Code
     Section 401(a)(4), loans hereunder shall be made in a uniform and nondiscriminatory manner.

          (i) Subject to the foregoing provisions of this Section, to the extent required by Section 408(b)(i) of ERISA, loans hereunder shall be available on a reasonably equivalent basis to all Participants who are parties in interest, as defined in Section 3(14) of ERISA, and shall not be available to Participants who are Highly Compensated Employees in a greater amount than the amount available to other Participants.

10.9 DESIGNATION OF BENEFICIARY.

          (a) Subject to the provisions of (b) below, each Participant shall have the right to designate a Beneficiary or Beneficiaries to receive his interest in the Trust Fund in the event of his death before receipt of his entire interest in the Trust Fund. This designation is to be made on the form prescribed by and delivered to the Administration Committee. Subject to the provisions of (b) below, a Participant shall have the right to change or revoke any such designation by filing a new designation or notice of revocation with the Administration Committee, and no notice to any Beneficiary nor consent by any Beneficiary shall be required to effect any such change or revocation.

          (b) If a Participant designates a Beneficiary and on the date of his death has a Spouse who is not such Beneficiary, no effect shall be given to such designation unless such Spouse has consented or thereafter consents in writing to such designation, the consent acknowledges the effect of the designation and the consent is witnessed by a notary public. A Spouse's consent to a Beneficiary designation is not required under the following circumstances:

               (i)   if  it  is   established   to  the   satisfaction   of  the
          Administration Committee that there is no Spouse; or

               (ii) if the Participant's Spouse cannot be located; or

               (iii) because of other circumstances under which a Spouse's consent is not required in accordance with applicable Treasury or Department of Labor Regulations.

          The Administration Committee shall have absolute discretion as to whether the consent of a Spouse shall be required. The provisions of this Section shall not be construed to place upon the Company or the Administration Committee any duty or obligation to require the consent of a Spouse for the purpose of protecting the rights or interests of present or former Spouses of Participants, except to the extent required to comply with Code Section 401(a)(11) or Section 205 of ERISA.

          (c) If a deceased Participant shall have failed to designate a Beneficiary, or if the Administration Committee shall be unable to locate a designated Beneficiary after reasonable efforts have been made, or if for any reason (including but not limited to application of the rules in (b) above) the designation shall be legally ineffective, or if the Beneficiary shall have predeceased the Participant without effectively designating a successor Beneficiary, any distribution required to be made under the provisions of this Plan shall commence within one (1) year after the Participant's death to the person or persons included in the highest priority category among the following, in order of priority:

               (i) The Participant's surviving Spouse;

               (ii) The Participant's surviving children, including adopted children and children of deceased children, per stirpes;

               (iii) The Participant's surviving parents in equal shares;

               (iv) The Participant's brothers and sisters, and nephews and nieces who are children of deceased brothers and sisters, per stirpes; or

               (v) The Participant's estate.
          The determination by the Administration Committee as to which persons, if any, qualify within the foregoing categories shall be final and conclusive upon all persons. Notwithstanding the preceding provisions of this Section, distribution made pursuant to this Section shall be made to the Participant's estate if the Administration Committee so determines in its discretion.

          (d) In the event that the deceased Participant was not a resident of California at the date of his death, the Administration Committee, in its discretion, may require the establishment of ancillary administration in California. In the event that a Participant shall predecease his Beneficiary and on the subsequent death of the Beneficiary a remaining distribution is payable under the applicable provisions of this Plan, the distribution shall be payable in the same order of priority categories as set forth above but determined with respect to the Beneficiary, subject to the same provisions concerning non-California residency, the unavailability of an estate representative and/or the absence of administration of the Beneficiary's estate as are applicable on the death of the Participant.

          (e) The Administration Committee shall not be required to authorize any payment to be made to any person following a Participant's death, whether or not such person has been designated by the Participant as a Beneficiary, if the Administration Committee determines that the Plan may be subject to conflicting claims in respect of said payment for any reason, including, without limitation, the designation or continuation of a designation of a Beneficiary other than the Participant's Spouse without the consent of such Spouse to the extent such consent is required by
     Section 401(a)(11) of the Code. In the event the Administration Committee determines in accordance with this

     Section not to make payment to a designated Beneficiary, the Administration Committee shall take such steps as it determines appropriate to resolve such potential conflict.


10.10 FACILITY OF PAYMENT.

     If any payee under the Plan is a minor or if the Administration Committee reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him, the Administration Committee may have the payment, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee, unless it has received due notice of claim therefor from a duly appointed guardian or committee of the payee. Any payment shall be a payment from the Accounts of the payee and shall, to the extent thereof, be a complete discharge of any liability under the Plan to the payee.


10.11 PAYEE CONSENT.

     To the extent required to comply with Code Section 411(a)(11), the Administration Committee shall require each Participant or other payee to consent to any payment of a Participant's Accounts.


10.12 ADDITIONAL REQUIREMENTS FOR DISTRIBUTION.

          (a) The Administration Committee or Trustee, or both, may require the execution and delivery of such documents, papers and receipts as the Administration Committee or Trustee may determine necessary or appropriate in order to establish the fact of death of the deceased Participant and of the right and identity of any Beneficiary or other person or persons claiming any benefits under this Article X.

          (b) The Administration Committee or the Trustee, or both, may, as a condition precedent to the payment of death benefits hereunder, require an inheritance tax release and/or such security as the Administration Committee or Trustee, or both, may deem appropriate as protection against possible liability for state or federal death taxes attributable to any death benefits.

          (c) Notwithstanding any other provision in this Article X regarding the time within which a Participant's Distributable Benefit will be paid, if, in the opinion of the Administration Committee there are or reasonably may be conflicting claims or other legal impediments to the payment of such Distributable Benefit to a payee, such payment may be delayed for so long as is necessary to resolve such conflict, potential conflict, or other legal impediment, but not beyond the date permitted by applicable law.



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


                                   ARTICLE XI


                              VALUATION OF ACCOUNTS


11.1 VALUE OF PARTICIPANT ACCOUNTS.

          For purposes of payment of a Participant's Distributable Benefit following a Severance for any reason, the value of a Participant's Accounts shall be determined by the Plan's recordkeeper as of the date payment of the Distributable Benefit is processed; provided, however, in no event shall payment be processed prior to both

               (a) the occurrence of an event entitling the Participant to a distribution, and

               (b) the receipt by the  Administration  Committee of the properly completed timely application of the Participant (or his Beneficiary) for payment of the Participant's Distributable Benefit with respect to such event, and such other forms or documents as the Administration Committee may require in order to process the application. In the case of a Participant whose Distributable Benefit does not exceed, or at the time of any prior distribution never exceeded, $3,500, distribution of such Participant's Distributable Benefit shall be made, to the extent determined by the Committee in its discretion, without regard to whether the Participant consents to such distribution.



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


                                   ARTICLE XII


                    OPERATION AND ADMINISTRATION OF THE PLAN


12.1 PLAN ADMINISTRATION.

          (a) Authority to control and manage the operation and administration of the Plan shall be vested in the Administration Committee as provided in this Article XII.

          (b) The Administration Committee shall have at least three members, all of whom shall be appointed by the Board of Directors and shall hold office until resignation, death or removal by the Board of Directors. Subsequent to the initial appointment of the Administration Committee by the Board of Directors, new and successor members shall be nominated by the members of the Administration Committee then serving as such, subject to final approval of the Board of Directors.

          (c)  For  purposes  of  ERISA  Section 402(a),   the  members  of  the
     Administration Committee shall be the Named Fiduciaries of this Plan.

          (d) Notwithstanding the foregoing, a Trustee with whom Plan assets have been placed in trust or an Investment Manager appointed pursuant to
     Section 12.3 may be granted exclusive authority and discretion to manage and control all or any portion of the assets of the Plan in accordance with the terms of a Trust Agreement or investment management agreement, as applicable.

12.2 ADMINISTRATION COMMITTEE POWERS.

     The Administration Committee shall have all discretionary powers necessary to supervise the administration of the Plan and control its operations. In addition to any powers and authority conferred on the Administration Committee elsewhere in the Plan or by law, the Administration Committee shall have, by way of illustration but not by way of limitation, the following powers and authority:

          (a) To allocate fiduciary responsibilities (other than trustee responsibilities) among the Named Fiduciaries and to designate one or more other persons to carry out fiduciary responsibilities (other than trustee responsibilities). However, no allocation or delegation under this Section
     12.2  shall  be  effective   until  the  person  or  persons  to  whom  the
     responsibilities have been allocated or delegated agree to assume the responsibilities. The term "trustee responsibilities" as used herein shall have the meaning set forth in Section 405(c) of ERISA. The preceding provisions of this Section shall not limit the authority of the Administration Committee to appoint one or more Investment Managers in accordance with Section 12.3.

          (b) To designate agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities.

          (c) To employ such legal, actuarial, medical, accounting, clerical and other assistance as it may deem appropriate in carrying out the provisions of this Plan, including one or more persons to render advice with regard to any responsibility any Named Fiduciary or any other fiduciary may have under the Plan.

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

          (d) To establish rules and regulations from time to time for the conduct of the Administration Committee's business and the administration and effectuation of this Plan.

          (e) To administer, interpret, construe and apply this Plan and to decide all questions which may arise or which may be raised under this Plan by any Employee, Participant, former Participant, Beneficiary or other person whatsoever, including but not limited to all questions relating to eligibility to participate in the Plan, the amount of service of any Participant, and the amount of benefits to which any Participant or his Beneficiary may be entitled.

          (f) To determine the manner in which the assets of this Plan, or any part thereof, shall be disbursed.

          (g) To the extent provided in Section 7.1, to direct the investment of any portion of the Trust Fund that is not under the management and control of the Trustee or an Investment Manager.

          (h) To perform or cause to be  performed  such  further acts as it may
     deem  to  be  necessary,   appropriate   or  convenient  in  the  efficient
     administration of the Plan.

     Any action taken in good faith by the Administration Committee in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon the Participants and their Beneficiaries. All discretionary powers conferred upon the Administration Committee shall be absolute.

12.3 INVESTMENT MANAGER.

          (a) The Administration Committee, by action reflected in the minutes thereof, may appoint one or more Investment Managers, as defined in
     Section 3(38) of ERISA, to manage all or a portion of the assets of the Plan.

          (b) An Investment Manager shall discharge its duties in accordance with applicable law and in particular in accordance with Section 404(a)(l) of ERISA.

          (c) An Investment Manager, when appointed, shall have full power to manage the assets of the Plan for which it has responsibility, and neither the Company, an Employer nor the Administration Committee shall thereafter have any responsibility for the management of those assets.

12.4     Administration Committee Procedure.

          (a) A majority of the members of the Administration Committee as constituted at any time shall constitute a quorum, and any action by a majority of the members present at any meeting, or authorized by a majority of the members in writing without a meeting, shall constitute the action of the Administration Committee.

          (b) The Administration Committee may designate certain of its members as authorized to execute any document or documents on behalf of the Administration Committee, in which event the Administration Committee shall notify the Trustee of this action and the name or names of the designated members. The Trustee, Company, an Employer, Participants, Beneficiaries, and any other party dealing with the Administration Committee may accept and rely upon any document executed by the designated members as representing action by the Administration Committee until the Administration Committee shall file with the Trustee a written revocation of the authorization of the designated members.


12.5 COMPENSATION OF ADMINISTRATION COMMITTEE.

          (a) Members of the Administration Committee shall serve without compensation unless the Board of Directors shall otherwise determine. However, in no event shall any member of the Administration Committee who is an Employee receive compensation from the Plan for his services as a member of the Administration Committee.

          (b) All members shall be reimbursed by the Company for any necessary or appropriate expenditures incurred in the discharge of duties as members of the Administration Committee.

          (c) The compensation or fees, as the case may be, of all officers, agents, counsel, the Trustee, or other persons retained or employed by the Administration Committee shall be fixed by the Administration Committee.


12.6 RESIGNATION AND REMOVAL OF MEMBERS.

     Any member of the Administration Committee may resign at any time by giving written notice to the other members and to the Company effective as therein stated. Any member of the Administration Committee may, at any time, be removed by the Board of Directors. If a member of the Administration Committee who is an Employee incurs a Severance, such person shall no longer be a member of the Administration Committee.


12.7 APPOINTMENT OF SUCCESSORS.

          (a) Upon the death, resignation, or removal of any Administration Committee member, or other termination of a member's status as a member of the Administration Committee, members of the Administration Committee then serving as such shall nominate a successor, subject to final approval by the Board of Directors.

          (b) Notice of appointment of a successor member shall be given by the Board of Directors in writing to the Trustee and to the members of the Administration Committee.

          (c) Upon termination, for any reason, of an Administration Committee member's status as a member of the Administration Committee, the member's status as a Named Fiduciary shall concurrently be terminated, and upon the appointment of a successor Administration Committee member the successor shall assume the status of a Named Fiduciary as provided in Section 12.1.


12.8 RECORDS.

          (a) The Administration Committee shall keep a record of all its proceedings and shall keep, or cause to be kept, all such books, accounts, records or other data as may be necessary or advisable in its judgment for the administration of the Plan and to properly reflect the affairs thereof.

          (b) However, nothing in this Section 12.8 shall require the Administration Committee or any member thereof to perform any act which, pursuant to law or the provisions of this Plan, is the responsibility of the Plan Administrator, nor shall this Section 12.8 relieve the Plan Administrator from such responsibility.


12.9 RELIANCE UPON DOCUMENTS AND OPINIONS.

          (a) The members of the Administration Committee, the Board of Directors, the Company, the Employer and any person delegated under the provisions hereof to carry out any fiduciary responsibilities under the Plan ("delegated fiduciary"), shall be entitled to rely upon any tables, valuations, computations, estimates, certificates and reports furnished by any consultant, or firm or corporation which employs one or more consultants, upon any opinions furnished by legal counsel, and upon any reports furnished by the Trustee. The members of the Administration
     Committee, the Board of Directors, the Company, the Employer and any delegated fiduciary shall be fully protected and shall not be liable in any manner whatsoever for anything done or action taken or suffered in reliance upon any such consultant or firm or corporation which employs one or more consultants, Trustee, or counsel.

          (b) Any and all such things done or actions taken or suffered by the Administration Committee, the Board of Directors, the Company, the Employer and any delegated fiduciary shall be conclusive and binding on all Employees, Participants, Beneficiaries, and any other persons whomsoever, except as otherwise provided by law.

          (c) The Administration Committee and any delegated fiduciary may, but are not required to, rely upon all records of the Company with respect to any matter or thing whatsoever, and may likewise treat those records as conclusive with respect to all Employees, Participants, Beneficiaries, and any other persons whomsoever, except as otherwise provided by law.


12.10 REQUIREMENT OF PROOF.

     The Administration Committee or the Company may require satisfactory proof of any matter under this Plan from or with respect to any Employee, Participant, or Beneficiary, and no person shall acquire any rights or be entitled to receive any benefits under this Plan until the required proof shall be furnished.


12.11 RELIANCE ON ADMINISTRATION COMMITTEE MEMORANDUM.

     Any person dealing with the Administration Committee may rely on and shall be fully protected in relying on a certificate or memorandum in writing signed by any Administration Committee member or other person so authorized, or by the majority of the members of the Administration Committee, as constituted as of the date of the certificate or memorandum, as evidence of any action taken or resolution adopted by the Administration Committee.

12.12 MULTIPLE FIDUCIARY CAPACITY.

     Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.


12.13    Limitation on Liability.

          (a) Except as provided in Part 4 of Title I of ERISA, no person shall be subject to any liability with respect to his duties under the Plan unless he acts fraudulently or in bad faith.

          (b) No person shall be liable for any breach of fiduciary responsibility resulting from the act or omission of any other fiduciary or any person to whom fiduciary responsibilities have been allocated or delegated, except as provided in Part 4 of Title I of ERISA.

          (c) No action or responsibility shall be deemed to be a fiduciary action or responsibility except to the extent required by ERISA.


12.14 INDEMNIFICATION.

          (a) To the extent permitted by law, the Company shall indemnify each member of the Board of Directors and the Administration Committee, and any other Employee of the Company with duties under the Plan, against expenses (including any amount paid in settlement) reasonably incurred by him in connection with any claims against him by reason of his conduct in the performance of his duties under the Plan, except in relation to matters as to which he acted fraudulently or in bad faith in the performance of such duties. The preceding right of indemnification shall pass to the estate of such a person.

          (b) The preceding right of indemnification shall be in addition to any other right to which the Board member or Administration Committee member or other person may be entitled as a matter of law or otherwise.


12.15 BONDING.

          (a) Except as is prescribed by the Board of Directors,  as provided in
     Section 412 of ERISA, or as may be required under any other applicable law, no bond or other security shall be required by any member of the Administration Committee, or any other fiduciary under this Plan.

          (b) Notwithstanding the foregoing, for purposes of satisfying its indemnity obligations under Section 12.14, the Company may (but need not) purchase and pay premiums for one or more policies of insurance. However, this insurance shall not release the Company of its liability under the indemnification provisions.


12.16 PROHIBITION AGAINST CERTAIN ACTIONS.

          (a) To the extent prohibited by law, in administering this Plan the Administration Committee shall not discriminate in favor of any class of Employees and particularly it shall not discriminate in favor of Highly Compensated Employees.

          (b) The Administration Committee shall not cause the Plan to engage in any transaction that constitutes a nonexempt prohibited transaction under
     Section 4975(c) of the Code or Section 406(a) of ERISA.

          (c) All individuals who are fiduciaries with respect to the Plan (as defined in Section 3(21) of ERISA) shall discharge their fiduciary duties in accordance with applicable law, and in particular, in accordance with the standards of conduct contained in Section 404 of ERISA.


12.17 PLAN EXPENSES.

     All expenses incurred in the establishment, administration and operation of the Plan, including but not limited to the expenses incurred by the members of the Administration Committee in exercising their duties, shall be paid by the Company if not paid by the Trust Fund, or by allocation to Participants.

                                  ARTICLE XIII


                        MERGER OF COMPANY; MERGER OF PLAN


13.1 EFFECT OF REORGANIZATION OR TRANSFER OF ASSETS.

     In the event of a consolidation, merger, sale, liquidation, or other transfer of the operating assets of the Company to any other company, the ultimate successor or successors to the business of the Company shall automatically be deemed to have elected to continue this Plan in full force and effect, in the same manner as if the Plan had been adopted by resolution of its board of directors, unless the successor(s), by resolution of its board of directors, shall elect not to so continue this Plan in effect, in which case the Plan shall automatically be deemed terminated as of the applicable effective date set forth in the board resolution.


13.2 MERGER RESTRICTION.

     Notwithstanding any other provision in this Article, this Plan shall not in whole or in part merge or consolidate with, or transfer its assets or liabilities to any other plan unless each affected Participant in this Plan would receive a benefit immediately after the merger, consolidation, or transfer (if the Plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

                                   ARTICLE XIV

              PLAN TERMINATION AND DISCONTINUANCE OF CONTRIBUTIONS


14.1 PLAN TERMINATION.

          (a) (i)Subject to the following provisions of this Section 14.1, the Board of Directors may terminate the Plan and the Trust Agreements at any time by an instrument in writing executed in the name of the Company, and delivered to the Trustee.

               (ii) The Plan and Trust Agreements may terminate if the Company merges into any other corporation, if as the result of the merger the entity of the Company ceases, and the Plan is terminated pursuant to the rules of Section 13.1.

          (b) Upon and after the effective date of the termination, an Employer shall not make any further contributions under the Plan and no contributions need be made by the Employer applicable to the Plan Year in which the termination occurs, except as may otherwise be required by applicable law.

          (c) The rights of all affected Participants to benefits accrued to the date of termination of the Plan, to the extent funded as of the date of termination, shall automatically become fully vested as of that date, to the extent required to comply with the requirements of Code Section 411.


14.2 DISCONTINUANCE OF CONTRIBUTIONS.

          (a) In the event an Employer decides it is impossible or inadvisable for business reasons to continue to make Employer contributions under the Plan, the Employer may discontinue contributions to the Plan. Upon and after the effective date of this discontinuance, neither the Employer nor any Employees of such Employer shall make any further contributions under the Plan, and no Employer contributions need be made by the Employer with respect to the Plan Year in which the discontinuance occurs, except as may otherwise be required by applicable law.

          (b) The discontinuance of Employer contributions on the part of an Employer shall not terminate the Plan as to the funds and assets then held by the Trustee, or operate to accelerate any payments of distributions to or for the benefit of Participants or Beneficiaries, and the Trustee shall continue to administer the Trust Fund in accordance with the provisions of the Plan until all of the obligations under the Plan shall have been discharged and satisfied.

          (c) However, if this discontinuance of Employer contributions shall cause the Plan to lose its status as a qualified plan under Code
     Section 401(a), the Plan shall be terminated in accordance with the provisions of this Article XIV.

          (d) On and after the effective date of a complete discontinuance of an Employer's contributions, the rights of all affected Participants to benefits accrued to that date, to the extent funded as of that date, shall automatically become fully vested as of that date, to the extent required by Code Section 411.

14.3 RIGHTS OF PARTICIPANTS.

     In the event of the termination of the Plan, for any cause whatsoever, all assets of the Plan, after payment of expenses, shall be used for the exclusive benefit of Participants and their Beneficiaries and no part thereof shall be returned to the Company, except as provided in Section 5.12 of this Plan.


14.4 TRUSTEE'S DUTIES ON TERMINATION.

          (a) Upon the termination of the Plan, the Trustee shall proceed as soon as administratively practicable, but in any event within six (6) months from the effective date, to reduce all of the assets of the Trust Fund to cash and/or common stock and other securities in such proportions as the Administration Committee shall determine (after approval by the Internal Revenue Service, if necessary or desirable, with respect to any portion of the assets of the Trust Fund held in common stock or securities of the Company).

          (b) After first deducting the estimated expenses for liquidation and distribution chargeable to the Trust Fund, and after setting aside a reasonable reserve for expenses and liabilities (absolute or contingent) of the Trust, the Administration Committee shall make required allocations of items of income and expense to the Accounts.

          (c) Following these allocations, the Trustee shall promptly, after receipt of appropriate instructions from the Administration Committee, distribute in accordance with Section 10.5 to each former Participant a benefit equal to the amount credited to his Accounts as of the date of completion of the liquidation.

          (d) The Trustee and the Administration Committee shall continue to function as such for such period of time as may be necessary for the winding up of this Plan and for the making of distributions in accordance with the provisions of this Plan.

          (e) Notwithstanding the foregoing, distributions to Participants upon Plan termination in accordance with this Section 14.4 shall not be made if the Employer establishes or maintains a "successor plan" as defined in regulations issued under Section 401(k)(10) of the Code. In the event benefits are not distributable upon the termination of the Plan, the Administration Committee shall direct the Trustee to hold the assets until benefits become distributable under the Plan, or to transfer such benefits to the successor plan in accordance with regulations prescribed by the Secretary of the Treasury.


14.5 PARTIAL TERMINATION.

          (a) In the event of a partial termination of the Plan within the meaning of Code Section 411(d)(3), the interests of affected Participants in the Trust Fund, as of the date of the partial termination, shall become nonforfeitable as of that date.

          (b) That portion of the assets of the Plan affected by the partial termination shall be used exclusively for the benefit of the affected Participants and their Beneficiaries, and no part thereof shall otherwise be applied.

          (c) With respect to Plan assets and Participants affected by a partial termination, the Administration Committee and the Trustee shall follow the same procedures and take the same actions prescribed in this Article XIV in the case of a total termination of the Plan.



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


14.6 FAILURE TO CONTRIBUTE.

     The failure of an Employer to contribute to the Trust in any year, if contributions are not required under the Plan for that year, shall not constitute a complete discontinuance of contributions to the Plan.

                                   ARTICLE XV


                            APPLICATION FOR BENEFITS


15.1 APPLICATION FOR BENEFITS.

     The Administration Committee may require any person claiming benefits under the Plan to submit an application therefor, together with such documents and information as the Administration Committee may require. In the case of any person suffering from a disability which prevents the claimant from making personal application for benefits, the Administration Committee may, in its discretion, permit another person acting on his behalf to submit the application.


15.2 ACTION ON APPLICATION.

          (a) Within ninety (90) business days following receipt of an application and all necessary documents and information, the Administration Committee's authorized delegate reviewing the claim shall furnish the claimant with written notice of the decision rendered with respect to the application.

          (b) In the case of a denial of the claimant's application, the written notice shall set forth:

               (i) The specific reasons for the denial, with reference to the Plan provisions upon which the denial is based;

               (ii) A  description  of any  additional  information  or material
          necessary  for  perfection  of  the  application   (together  with  an
          explanation why the material or information is necessary); and

               (iii) An explanation of the Plan's claim review procedure.
          (c) A claimant who wishes to contest the denial of his application for benefits or to contest the amount of benefits payable to him shall follow the procedures for an appeal of benefits as set forth in Section 15.3 below, and shall exhaust such administrative procedures prior to seeking any other form of relief.


15.3 APPEALS.

               (a) (i) A claimant who does not agree with the decision rendered with respect to his application may appeal the decision to the Administration Committee.

               (ii) The appeal shall be made, in writing, within sixty-five (65) business days after the date of notice of the decision with respect to the application.

               (iii) If the application has neither been approved nor denied within the ninety (90)-day period provided in Section 15.2 above, then the appeal shall be made within sixty-five (65) business days after the expiration of the ninety (90)-day period.

          (b) The claimant may request that his application be given full and fair review by the Administration Committee. The claimant may review all pertinent documents and submit issues and comments in writing in connection with the appeal.

          (c) The decision of the Administration Committee shall be made promptly, and not later than sixty (60) business days after the Administration Committee's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) business days after receipt of a request for review.

          (d) The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant with specific reference to the pertinent Plan provisions upon which the decision is based.

                                   ARTICLE XVI


                          LIMITATIONS ON CONTRIBUTIONS


16.1 GENERAL RULE.

          (a) Notwithstanding anything to the contrary contained in this Plan the total Annual Additions under this Plan to a Participant's Plan Accounts for any Limitation Year (as defined in Subsection (b) below) shall not exceed the lesser of:

               (i) Thirty Thousand Dollars ($30,000), as that amount may be adjusted for cost of living increases in accordance with Code Section 415(d); or

               (ii) Twenty-five percent (25%) of the Participant's total Compensation (as defined in Subsection (c) below) from the Employer and any Affiliated Companies for the year, excluding amounts otherwise treated as Annual Additions under Section 16.2(a)(iii).

          (b) For purposes of this Article XVI, the Employer has elected a "Limitation Year" corresponding to the Plan Year.

          (c) For purposes of this Article XVI, "Compensation" shall have the meaning set forth in Section 2.10(c).


16.2 ANNUAL ADDITIONS.

          (a) For purposes of Section 16.1, the term "Annual Additions" shall mean, for any Plan Year, the sum of (i) the amount credited to the Participant's Accounts from Employer contributions for such Plan Year;
     (ii) any Employee contributions for the Plan Year; and (iii) any amounts described in Sections 415(l)(1) or 419(A)(d)(2) of the Code. The term "Employee Contributions," for purposes of the preceding sentence, shall mean amounts considered contributed by the Employee and which do not qualify for tax deferral treatment under Section 401(k) of the Code.

          (b) Notwithstanding anything to the contrary in this Section, the Annual Addition for any Limitation Year beginning before January 1, 1987 shall not be recomputed to treat all Employee contributions as Annual Additions.


16.3 OTHER DEFINED CONTRIBUTION PLANS.

     If the Employer or an Affiliated Company is contributing to any other defined contribution plan (as defined in Section 415(i) of the Code) for its Employees, some or all of whom may be Participants in this Plan, then contributions to the other plan shall be aggregated with contributions under this Plan for the purposes of applying the limitations of Section 16.1.


16.4 COMBINED PLAN LIMITATION (DEFINED BENEFIT PLAN).

     In the event a Participant hereunder also is a participant in any qualified defined benefit plan (within the meaning of Section 415(k) of the Code) of the Employer or an Affiliated Company, then the benefit payable under such defined benefit plan, or any of them, shall be reduced for so long and to the extent necessary to provide that the sum of the "defined benefit

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

fraction" and the "defined contribution fraction" for any Plan Year, as defined below, shall not exceed 1.

          (a) "Defined Benefit Fraction" shall be a fraction, the numerator of which is the projected benefit of a Participant under all qualified defined benefit plans adopted by the Employer or an Affiliated Company expressed as either an annual straight life annuity or a qualified joint and survivor annuity providing the maximum permissible survivor benefit (determined as of the close of the Plan Year), and the denominator of which is the lesser of (i) the maximum dollar amount otherwise allowable for such Plan Year under applicable law times 1.25 or (ii) the percentage of compensation limit for such Plan Year times 1.4.

          (b) "Defined Contribution Fraction" shall be a fraction, the numerator of which is the sum of the annual addition of the Participant's account under this Plan and any other defined contribution plans adopted by the Employer or an Affiliated Company for each Plan Year, and the denominator of which is the lesser for each such Plan Year of (i) maximum Annual Addition which could have been made under this Plan and any other defined contribution plans adopted by the Employer or an Affiliated Company for such Plan Year and for each prior Plan Year of service with the Employer or an Affiliated Company times 1.25 or (ii) the amount determined under the percentage of compensation limit for such Plan Year times 1.4.


16.5 ADJUSTMENTS FOR EXCESS ANNUAL ADDITIONS.

     In general, Annual Additions for any Plan Year under this Plan and any other defined contribution plan (as defined in Code Section 414(i)) or defined benefit plan (as defined in Code Section 414(j)) maintained by the Employer or an Affiliated Company will be determined so as to avoid Annual Additions in excess of the limitations set forth in Sections 16.1 through 16.4. However, if as a result of a reasonable error in estimating the amount of the Annual
Additions to a Participant's Accounts under this Plan, such Annual Additions (after giving effect to the maximum permissible adjustments under the other plans) exceed the applicable limitations described in Sections 16.1 through 16.4, such excess Annual Additions shall be corrected as follows:

          (a) If the Participant made any Pre-Tax Contributions to this or any other defined contribution plan that is maintained by the Employer or an Affiliated Company, which Pre-Tax Contributions were not matched by matching contributions, within the meaning of Code Section 401(m), such Pre-Tax Contributions and any earnings thereon shall be returned to the Participant to the extent of any excess Annual Additions.

          (b) If excess Annual Additions remain after the application of the above rule, if the Participant made any Pre-Tax Contributions to this or any other defined contribution plan that is maintained by the Employer or an Affiliated Company, which Pre-Tax Contributions were matched by matching contributions, within the meaning of Code Section 401(m), any such Pre-Tax Contributions and any earnings thereon shall be returned to the Participant and any matching contributions attributable thereto and any earnings thereon shall be reduced to the extent necessary to eliminate any remaining excess Annual Additions.

          (c) If excess Annual Additions remain after the application of the above rule, any other Employer contributions and any earnings thereon shall be reduced to the extent necessary to eliminate any remaining excess Annual Additions.


16.6 DISPOSITION OF EXCESS EMPLOYER CONTRIBUTION AMOUNTS.

     Any excess Annual Additions attributable to Employer contributions on behalf of a Participant for any Plan Year and any earnings thereon, other than Pre-Tax Contributions and any earnings thereon returned to the Participant in accordance with Section 16.5, shall be held unallocated in a suspense account for the Plan Year and applied to reduce the Employer contributions for the succeeding Plan Year, or Years, if necessary. No investment gains or losses shall be allocated to a suspense account established for this purpose.


16.7 AFFILIATED COMPANY.

     For purposes of this Article XVI, the status of an entity as an Affiliated Company shall be determined by reference to the percentage tests set forth in Code Section 415(h).




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


                                  ARTICLE XVII


                            RESTRICTION ON ALIENATION


17.1 GENERAL RESTRICTIONS AGAINST ALIENATION.

          (a) The interest of any Participant or Beneficiary in the income, benefits, payments, claims or rights hereunder, or in the Trust Fund shall not in any event be subject to sale, assignment, hypothecation, or transfer. Each Participant and Beneficiary is prohibited from anticipating, encumbering, assigning, or in any manner alienating his or her interest under the Trust Fund, and is without power to do so, except as may otherwise be provided for in the Trust Agreement. The interest of any Participant or Beneficiary shall not be liable or subject to his debts, liabilities, or obligations, now contracted, or which may be subsequently contracted. The interest of any Participant or Beneficiary shall be free from all claims, liabilities, bankruptcy proceedings, or other legal process now or hereafter incurred or arising; and the interest or any part thereof, shall not be subject to any judgment rendered against the Participant or Beneficiary.

          (b) In the event any person attempts to take any action contrary to this Article XVII, that action shall be void and the Company, the Employer, the Administration Committee, the Trustees and all Participants and their Beneficiaries, may disregard that action and are not in any manner bound thereby, and they, and each of them separately, shall suffer no liability for any disregard of that action, and shall be reimbursed on demand out of the Trust Fund for the amount of any loss, cost or expense incurred as a result of disregarding or of acting in disregard of that action.

          (c) The preceding provisions of this Section 17.1 shall be interpreted and applied by the Administration Committee in accordance with the requirements of Code Section 401(a)(13) as construed and interpreted by authoritative judicial and administrative rulings and regulations.


17.2 NONCONFORMING DISTRIBUTIONS UNDER COURT ORDER.

          (a) In the event that a court with jurisdiction over the Plan and the Trust Fund shall issue an order or render a judgment requiring that all or part of a Participant's interest under the Plan and in the Trust Fund be paid to a spouse, former spouse and/or children of the Participant by reason of or in connection with the marital dissolution and/or marital separation of the Participant and the spouse, and/or some other similar proceeding involving marital rights and property interests, then notwithstanding the provisions of Section 17.1 the Administration Committee may, in its absolute discretion, direct the applicable Trustee to comply with that court order or judgment and distribute assets of the Trust Fund in accordance therewith.

          (b) The Administration Committee's decision with respect to compliance with any such court order or judgment shall be made in its absolute discretion and shall be binding upon the Trustee and all Participants and their Beneficiaries, provided, however, that the Administration Committee in the exercise of its discretion shall not make payments in accordance with the terms of an order which is not a qualified domestic relations order or which the Administration Committee determines would jeopardize the continued qualification of the Plan and Trust under Section 401 of the

          Code. Notwithstanding the foregoing, if a domestic relations order requires payment to an alternate payee prior to the date the Participant attains age fifty (50), but otherwise satisfies the requirements for a qualified domestic relations order under Code Section 414(p), the Administration Committee may make a distribution to the alternate payee prior to the date the Participant attains age fifty (50) as if such distribution is required by a qualified domestic relations order.

          (c) Neither the Plan, the Company, an Employer, the Administration Committee nor the Trustee shall be liable in any manner to any person, including any Participant or Beneficiary, for complying with any such court order or judgment.

          (d) Nothing in this Section 17.2 shall be interpreted as placing upon the Company, an Employer, the Administration Committee or any Trustee any duty or obligation to comply with any such court order or judgment. The Administration Committee may, if in its absolute discretion it deems it to be in the best interests of the Plan and the Participants, determine that any such court order or judgment shall be resisted by means of judicial appeal or other available judicial remedy, and in that event the Trustee shall act in accordance with the Administration Committee's directions.

          (e) The Administration Committee shall adopt procedures and provide notifications to a Participant and alternate payees in connection with a qualified domestic relations order, to the extent required under Code
     Section 414(p).




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


                                  ARTICLE XVIII


                                 PLAN AMENDMENTS


18.1 AMENDMENTS.

     The Company, acting through its Board of Directors may at any time, and from time to time, amend the Plan by an instrument in writing executed in the name of the Company and delivered to the applicable Trustee. However, the then highest ranking officer of the Company shall have the right by written instrument to amend this Plan without approval of the Board of Directors, provided that such amendment does not substantially alter the basic design of the Plan or the cost of providing benefits thereunder. Notwithstanding the foregoing, to the extent required by law, no amendment shall be made at any time, the effect of which would be:

          (a) To cause any assets of the Trust Fund to be used for or diverted to purposes other than providing benefits to the Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan, except as provided in Section 5.12;

          (b) To have any retroactive effect so as to deprive any Participant or Beneficiary of any accrued benefit to which he would be entitled under this Plan if his employment were terminated immediately before the amendment, to the extent so doing would contravene Code Section 411(d)(6);

          (c) To eliminate or reduce a subsidy or early retirement benefit or an optional form of benefit to the extent so doing would contravene Code
     Section 411(d)(6); or

          (d) To increase the responsibilities or liabilities of a Trustee or an Investment Manager without his written consent.





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                                   ARTICLE XIX


                                  MISCELLANEOUS


19.1 NO ENLARGEMENT OF EMPLOYEE RIGHTS.

          (a) This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company or any Employer and any Employee, or to be consideration for, or an inducement to, or a condition of, the employment of any Employee.

          (b) Nothing contained in this Plan or the Trust shall be deemed to give any Employee the right to be retained in the employ of the Company or an Employer or to interfere with the right of the Company or an Employer to discharge or retire any Employee at any time.

          (c) No Employee, nor any other person, shall have any right to or interest in any portion of the Trust Fund other than as specifically provided in this Plan.


19.2 MAILING OF PAYMENTS; LAPSED BENEFITS.

          (a) All payments under the Plan shall be delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to the last address of any other person entitled to such payments under the terms of the Plan) furnished pursuant to Section 19.3 below.

          (b) In the event that a benefit is payable under this Plan to a Participant or any other person and after reasonable efforts such person cannot be located for the purpose of paying the benefit for a period of three (3) consecutive years, the benefit shall be forfeited and as soon thereafter as practicable shall be applied to reduce contributions by the Employer who was the Employer of the Participant as of the Participant's Severance Date. In the event any person entitled to payment of a benefit that has been forfeited in accordance with this Section 19.2 submits a claim for such benefit, payment shall be made to such person out of current forfeitures, or if necessary, such Employer shall make an additional contribution for purposes of paying such benefit.

          (c) For purposes of this Section 19.2, the term "Beneficiary" shall include any person entitled under Section 10.9 to receive the interest of a deceased Participant or deceased designated Beneficiary. It is the intention of this provision that the benefit will be distributed to an eligible Beneficiary in a lower priority category under Section 10.9 if no eligible Beneficiary in a higher priority category can be located by the Administration Committee after reasonable efforts have been made.

          (d) The Accounts of a Participant shall continue to be maintained until the amounts in the Accounts are paid to the Participant or his Beneficiary. Notwithstanding the foregoing, in the event that the Plan is terminated, the following rules shall apply:

               (i)  All  Participants   (including  Participants  who  have  not
          previously claimed their benefits under the Plan) shall be notified of their right to receive a distribution of their interests in the Plan;

               (ii) All Participants shall be given a reasonable length of time, which shall be specified in the notice, in which to claim their benefits;

               (iii) All Participants (and their Beneficiaries) who do not claim their benefits within the designated time period shall be presumed to be dead. The Accounts of such Participants shall be forfeited at such time. These forfeitures shall be disposed of according to rules prescribed by the Administration Committee, which rules shall be consistent with applicable law.

               (iv) The Administration Committee shall prescribe such rules as it may deem necessary or appropriate with respect to the notice and forfeiture rules stated above.

          (e) Should it be determined that the preceding rules relating to forfeiture of benefits upon Plan termination are inconsistent with any of the provisions of the Code and/or ERISA, these provisions shall become inoperative without the need for a Plan amendment and the Administration Committee shall prescribe rules that are consistent with the applicable provisions of the Code and/or ERISA.


19.3 ADDRESSES.

     Each Participant shall be responsible for furnishing the Administration Committee with his correct current address and the correct current name and address of his Beneficiary or Beneficiaries.


19.4 NOTICES AND COMMUNICATIONS.

          (a) All applications, notices, designations, elections, and other communications from Participants shall be in writing, on forms prescribed by the Administration Committee and shall be mailed or delivered to the office designated by the Administration Committee, and shall be deemed to have been given when received by that office.

          (b) Each notice, report, remittance, statement and other communication directed to a Participant or Beneficiary shall be in writing and may be delivered in person or by mail. An item shall be deemed to have been delivered and received by the Participant when it is deposited in the United States Mail with postage prepaid, addressed to the Participant or Beneficiary at his last address of record with the Administration Committee, or when it is deposited in interoffice mail.

          (c) Notwithstanding the foregoing, to the extent permitted by applicable law, and not inconsistent with the terms of the Plan, the Administration Committee may make telephonic or other electronic communication or filing methods available for certain elections, designations, investment directions or applications for benefits by Participants and for certain notices, statements or other communications to Participants.


19.5 REPORTING AND DISCLOSURE.

     The  Plan  Administrator   shall  be  responsible  for  the  reporting  and
disclosure of information required to be reported or disclosed by the Plan Administrator pursuant to ERISA or any other applicable law.

19.6 INTERPRETATION.

          (a) Article and Section headings are for convenient reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the contents of any Article or Section. Unless the context clearly indicates otherwise, masculine gender shall include the feminine, and the singular shall include the plural and the plural the singular.

          (b) The provisions of this Plan shall in all cases be interpreted in a manner that is consistent with this Plan satisfying the requirements (of Code Sections 401(a) and 401(k) and related statutes) for qualification as a qualified cash or deferred arrangement.


19.7 WITHHOLDING FOR TAXES.

     Any payments out of the Trust Fund may be subject to withholding for taxes as may be required by any applicable federal or state law.


19.8 LIMITATION ON COMPANY AND EMPLOYER; ADMINISTRATION COMMITTEE AND TRUSTEE LIABILITY.

     Any benefits payable under this Plan shall be paid or provided for solely from the Trust Fund and neither the Company, the Employer, the Administration Committee nor the Trustee assume any responsibility for the sufficiency of the assets of the Trust to provide the benefits payable hereunder.


19.9 SUCCESSORS AND ASSIGNS.

     This Plan and the Trust established hereunder shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.


19.10 COUNTERPARTS.

     This Plan document may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.

                                   ARTICLE XX


                              TOP-HEAVY PLAN RULES


20.1 APPLICABILITY.

          (a) Notwithstanding any provision in this Plan to the contrary, the provisions of this Article XX shall apply in the case of any Plan Year in which the Plan is determined to be a Top-Heavy Plan under the rules of
     Section 20.3.

          (b) Except as is expressly provided to the contrary, the rules of this
     Article XX shall be applied after the application of the Affiliated Company rules of Code Section 414.


20.2 DEFINITIONS.

          (a) For purposes of this Article XX, the term "Key Employee" shall mean any Employee or former Employee who, at any time during the Plan Year or any of the four (4) preceding Plan Years, is or was --

               (i) An officer of the Employer having an annual compensation greater than fifty percent (50%) of the amount in effect under Code
          Section 415(b)(1)(A)  for this Plan Year.  However, no more than fifty
          (50) Employees (or, if lesser, the greater of three (3) or ten percent (10%) of the Employees) shall be treated as officers;

               (ii) One (1) of the ten (10) employees having annual compensation from the Employer of more than the limitation in effect under Code
          Section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code Section 318) the largest interests in the Employer. For this purpose, if two (2) Employees have the same interest in the Employer, the employee having greater annual compensation from the Employer shall be treated as having a larger interest;

               (iii) A Five Percent (5%) Owner of the Employer; or

               (iv) A One Percent (1%) Owner of the Employer having an annual compensation from the Employer of more than one hundred fifty thousand dollars ($150,000).

          (b) For purposes of this Section 20.2, the term "Five Percent (5%) Owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer. The rules of Subsections (b), (c), and (m) of Code Section 414 shall not apply for purposes of applying these ownership rules. Thus, this ownership test shall be applied separately with respect to every Affiliated Company.

          (c) For purposes of this Section 20.2, the term "One Percent (1%) Owner" means any person who would be described in Subsection (b) if "one percent (1%)" were substituted for "five percent (5%)" each place where it appears therein.

          (d)  For   purposes   of  this   Section 20.2,   the   rules  of  Code
     Section 318(a)(2)(C) shall be applied by substituting "five percent (5%)" for "fifty percent (50%)."

          (e) For purposes of this Article XX, the term "Non-Key Employee" shall mean any Employee who is not a Key Employee.

          (f) For purposes of this Article XX, the terms "Key Employee" and "Non-Key Employee" include their Beneficiaries.


20.3 TOP-HEAVY STATUS.

          (a) The term "Top-Heavy Plan" means, with respect to any Plan Year --

               (i) Any defined benefit plan if, as of the Determination Date, the present value of the cumulative accrued benefits under the Plan for Key Employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits under the plan for all Employees, and

               (ii) Any defined contribution plan if, as of the Determination Date, the aggregate of the account balances of Key Employees under the Plan exceeds sixty percent (60%) of the present value of the aggregate of the account balances of all Employees under the plan.

          For purposes of this Subsection (a), the term "Determination Date" means, with respect to any Plan Year, the last day of the preceding Plan Year. In the case of the first Plan Year of any plan, the term "Determination Date" shall mean the last day of that Plan Year.

          The present value of account balances under a defined contribution plan shall be determined as of the most recent valuation date. The present value of accrued benefits under a defined benefit plan shall be determined as of the same valuation date as used for computing plan costs for minimum funding. The present value of the cumulative accrued benefits of a Non-Key Employee shall be determined under either:

               (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by affiliated companies, within the meaning of Code Sections 414(b), (c), (m) or (o); or

               (ii) if there is no such method, as if such benefit accrued not more rapidly than the lowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

          (b) Each plan maintained by the Employer required to be included in an Aggregation Group shall be treated as a Top-Heavy Plan if the Aggregation Group is a Top-Heavy Group. If the Aggregation Group is not a Top-Heavy Group no plan in such group shall be a Top-Heavy Plan.

               (i) The term "Aggregation Group" means --

                    (A) Each Plan of the  Employer in which a Key  Employee is a
               Participant, and

                    (B) Each other plan of the Employer  which  enables any plan described in  Subparagraph (A)  to meet the  requirements of Code

               Sections 401(a)(4)  or 410.
          Also, any plan not required to be included in an Aggregation Group under the preceding rules may be treated as being part of such group if the group would


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          continue to meet the  requirements of Code Sections  401(a)(4) and 410 with the plan being taken into account.

               (ii) The term "Top-Heavy Group" means any Aggregation Group if the sum (as of the Determination Date) of --

                    (A) The present value of the cumulative accrued benefits for
               Key Employees under all defined benefit plans included in the group, and

                    (B) The  aggregate of the account  balances of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Employees.
               (iii) For purposes of determining --

                    (A) The present value of the cumulative  accrued  benefit of any Employee, or

                    (B) The amount of the account balance of any Employee,  such present value or amount shall be increased by the aggregate distributions made with respect to the Employee under the plan during the five (5) year period ending on the Determination Date. The preceding rule shall also apply to distributions under a terminated plan which, if it had not been terminated, would have been required to be included in an Aggregation Group. Also, any rollover contribution or similar transfer initiated by the Employee and made after December 31, 1983 to a plan shall not be taken into account with respect to the transferee plan for purposes of determining whether such plan is a Top-Heavy Plan (or whether any Aggregation Group which includes such plan is a Top-Heavy Group).

          (c) If any individual is a Non-Key Employee with respect to any plan for any Plan Year, but the individual was a Key Employee with respect to the plan for any prior Plan Year, any accrued benefit for the individual (and the account balance of the individual) shall not be taken into account for purposes of this Section 20.3.

          (d) If any individual has not performed any services for the Employer at any time during the five (5) year period ending on the Determination Date, any accrued benefit for such individual (and the account balance of the individual) shall not be taken into account for purposes of this
     Section 20.3.


20.4 MINIMUM CONTRIBUTIONS.

     For  each  Plan  Year  in  which  the  Plan  is   Top-Heavy,   the  minimum
contributions for that year shall be determined in accordance with the rules of this Section 20.4.

          (a) Except as provided below, the minimum contribution (excluding amounts deferred under a cash or deferred arrangement under Section 401(k) of the Code and any employer contributions taken into account under
     Section 401(k)(3) or 401(m)(3) of the Code) for each Non-Key Employee who has not separated from service as of the last day of the Plan Year shall be not less than three percent (3%) of his Compensation (as defined in Subsection (e) below), regardless of whether the Non-Key Employee has less than 1,000 Hours of Service during such Plan Year or elected to make Pre-Tax Contributions to the Plan for such year.


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

          (b) Subject to the following rules of this Subsection (b), the percentage set forth in Subsection (a) above shall not be required to exceed the percentage at which contributions (including amounts deferred under a cash or deferred arrangement under Section 401(k) of the Code and any employer contributions taken into account under Section 401(k)(3) or 401(m)(3) of the Code) are made (or are required to be made) under the Plan for the year for the Key Employee for whom the percentage is the highest for the year. This determination shall be made by dividing the contributions for each Key Employee by so much of his total compensation for the year as does not exceed one hundred fifty thousand dollars ($150,000), as adjusted in accordance with Code Section 401(a)(17). For purposes of this Subsection (b), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan. However, the rules of this Subsection (b) shall not apply to any plan required to be included in an Aggregation Group if the plan enables a defined benefit plan to meet the requirements of Code Sections 401(a)(4) or 410.

          (c) The requirements of this Section 20.4 must be satisfied without taking into account contributions under Chapter 2 or 21 of the Code, Title II of the Social Security Act, or any other Federal or State law.

          (d) In the event a Participant is covered by both a defined contribution and a defined benefit plan maintained by the Employer, both of which are determined to be Top Heavy Plans, the defined benefit minimum, offset by the benefits provided under the defined contribution plan, shall be provided under the defined benefit plan.

          (e) In no instance may the Plan take into account an Employee's compensation in excess of one hundred fifty thousand dollars ($150,000), (or such greater amount as may be permitted pursuant to Section 401(a)(17) of the Code). For purposes of this Section 20.4, an Employee's Compensation shall be as defined in Section 2.10 for purposes of this Article XX.


20.5 MAXIMUM ANNUAL ADDITION.

          (a) Except as set forth below,  in the case of any Top-Heavy  Plan the
     rules  of  Code   Section 415(e)(2)(B)  and  (3)(B)  shall  be  applied  by
     substituting "1.0" for "1.25."

          (b) The rule set forth in Subsection (a) above shall not apply if the requirements of both Paragraphs (i) and (ii), below, are satisfied.

               (i) The requirements of this Paragraph (i) are satisfied if the rules of Section 20.4(a) above would be satisfied after substituting "four percent (4%)" for "three percent (3%)" where it appears therein with respect to participants covered only under a defined contribution plan.

               (ii) The requirements of this Paragraph (ii) are satisfied if the Plan would not be a Top-Heavy Plan if "ninety percent (90%)" were substituted for "sixty percent (60%)" each place it appears in
          Section 20.3(a).

          (c) The rules of Subsection (a) shall not apply with respect to any Employee as long as there are no --

               (i)   Employer   Contributions,    forfeitures,    or   voluntary
          nondeductible contributions allocated to the Employee under a defined contribution plan maintained by the Employer, or


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

               (ii) Accruals by the Employee under a defined benefit plan maintained by the Employer.


20.6 VESTING RULES.

     In the event that the Plan is determined to be Top-Heavy in accordance with the rules of this Article XX, then the vested status of each Non-Key Employee as of such date shall not be less than as determined under the vesting schedule set forth below:

           Years of Service                       Vested Interest
                   2                                   20%
                   3                                   40%
                   4                                   60%
                   5                                   80%
                   6 or more                          100%

     If the Plan ceases to be a Top-Heavy Plan for any Plan Year, the provisions of Section 9.3 shall apply.


20.7 NON-ELIGIBLE EMPLOYEES.

     The rules of this Article XX shall not apply to any Employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and the employer or employers.



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

     IN WITNESS WHEREOF, in order to record the adoption of this January 1, 1997 Restatement of the Plan, DOWNEY SAVINGS AND LOAN ASSOCIATION, F.A. has caused this instrument to be executed by its duly authorized officers this 23 day of April, 1997, effective, however, as of January 1, 1997, except as otherwise expressly provided herein or in the First Amendment to the August 1, 1993 Amendment and Restatement of the Plan.



                                       DOWNEY SAVINGS AND LOAN ASSOCIATION, F.A.



                                       By:        /s/ James W. Lokey
                                          --------------------------------------
                                       Title:   President and
                                                Chief Executive Officer



                                       By:      /s/ JoLene Bryant
                                          --------------------------------------
                                       Title:   Senior Vice President
                                                Director of Human Resources






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